UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant      ☒
Filed by a Party other than the Registrant      ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
PROGYNY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROGYNY, INC.
1359 Broadway, 2nd Floor
New York, New York 10018
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually at https://edge.media-server.com/mmc/p/zfwsupci on May 22, 2025
To the Stockholders of Progyny, Inc.:
On behalf of our board of directors, you are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Progyny, Inc., a Delaware corporation. The Annual Meeting will be held virtually, via live webcast at https://edge.media-server.com/mmc/p/zfwsupci, originating from New York, New York on Thursday, May 22, 2025 at 3:00 p.m., Eastern Time. Similar to last year, we have decided to hold a virtual Annual Meeting this year. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We encourage you to attend online and participate. We recommend that you log in a few minutes prior to the start of the Annual Meeting on May 22, 2025 to ensure you are logged in when the Annual Meeting begins.
The Annual Meeting will be held for the following purposes:
1.To elect three Class III directors, Norman Payson, M.D., Debra Morris, and Elizabeth Bierbower, each to hold office until our annual meeting of stockholders in 2028;
2.To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
4.To conduct any other business properly brought before the Annual Meeting.
These items of business are more fully described in the proxy statement accompanying this notice.
The record date for the Annual Meeting is Friday, March 28, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

/s/ Allison Swartz
Allison Swartz
Executive Vice President, General Counsel and Secretary

New York, New York
April 11, 2025
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON THURSDAY, MAY 22, 2025 AT 3:00 P.M., EASTERN TIME
The notice of Annual Meeting, the proxy statement, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available at www.edocumentview.com/PGNY

You are cordially invited to attend the virtual Annual Meeting. Whether or not you expect to attend the Annual Meeting, PLEASE VOTE YOUR SHARES. As an alternative to voting online during the Annual Meeting, you may vote your shares by proxy in advance of the Annual Meeting via the internet, by telephone, or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card.
Even if you have voted by proxy, you may still vote online during the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other agent and you wish to vote during the Annual Meeting, you must follow the instructions from such entity and will need to obtain a proxy issued in your name from that record holder.

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PROGYNY, INC.
1359 Broadway, 2nd Floor
New York, New York 10018
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Virtually at https://edge.media-server.com/mmc/p/zfwsupci on May 22, 2025 at 3:00 p.m., Eastern Time
Our board of directors is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Progyny, Inc., a Delaware corporation, to be held virtually, via live webcast at https://edge.media-server.com/mmc/p/zfwsupci, originating from New York, New York on Thursday, May 22, 2025 at 3:00 p.m., Eastern Time, and any adjournment or postponement thereof. Similar to last year, we have decided to hold a virtual Annual Meeting this year. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.
For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “Annual Report”), to our stockholders primarily via the internet. On or about April 11, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by email by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our Annual Meeting.
Only stockholders of record at the close of business on Friday, March 28, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. On the Record Date, there were 85,668,392 shares of common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours for ten days before the Annual Meeting at our address listed above. The stockholder list will also be available online during the Annual Meeting. For instructions on how to attend the Annual Meeting, please see the instructions on the first page of this proxy statement.
In this proxy statement, we refer to Progyny, Inc. as “Progyny,” “the Company,” “we,” or “us” and the board of directors of Progyny as “the board” or “our board of directors.” The Annual Report, which contains financial statements as of December 31, 2024 and 2023 and for the three years ended December 31, 2024, accompanies this proxy statement. You also may obtain a copy of the Annual Report without charge by writing to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: General Counsel or by emailing investors@progyny.com.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS’ MEETING TO BE HELD ON THURSDAY, MAY 22, 2025 AT 3:00 P.M., EASTERN TIME
The notice of Annual Meeting, the proxy statement, and our Annual Report are available at
www.edocumentview.com/PGNY

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the internet. Accordingly, we have sent you the Notice because our board of directors is soliciting your proxy to vote at the Annual Meeting to be held on May 22, 2025, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the internet or to request a printed copy can be found in the Notice.
We intend to mail the Notice on or about April 11, 2025 to all stockholders of record entitled to vote at the Annual Meeting.
Will I receive any other proxy materials by mail?
We may elect to send you a proxy card, along with a second Notice, after ten calendar days have passed since our first mailing of the Notice.
How do I attend, participate in, and ask questions during the virtual Annual Meeting?
We will be hosting the Annual Meeting via live webcast only. You may attend the virtual Annual Meeting live online at https://edge.media-server.com/mmc/p/zfwsupci. The meeting will start at 3:00 p.m., Eastern Time, on Thursday, May 22, 2025. Stockholders attending the virtual Annual Meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. We recommend that you log in a few minutes before 3:00 p.m., Eastern Time, to ensure you are logged in when the Annual Meeting begins. The webcast will open fifteen minutes before the start of the Annual Meeting.
If you would like to submit a question, you may do so before or during the Annual Meeting by emailing investors@progyny.com. Questions may be ruled out of order if they are, among other things, irrelevant to our business, related to material nonpublic information of the Company or pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political, or business interests.
No audio or video recordings of the Annual Meeting are permitted.
Why is this Annual Meeting being held as a virtual only meeting?
We are excited to embrace the latest technology to provide expanded access, improved communication, and cost savings for our stockholders and us. We believe that hosting a virtual meeting will increase stockholder attendance and participation because stockholders can participate from any location around the world, while saving the Company and investors time and money. A virtual meeting is also environmentally friendly and sustainable over the long-term. Stockholders can submit questions both ahead of and during the Annual Meeting by emailing investors@progyny.com. A virtual meeting also enables us to provide non-stockholders the opportunity to attend the meeting.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 85,668,392 shares of common stock outstanding and entitled to vote.
Stockholder of record: shares registered in your name
If on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the Annual Meeting or vote by proxy in advance of the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares by proxy in advance of the Annual Meeting, either electronically via the internet, by telephone, or by completing and returning a printed proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted. Even if you vote in advance of the Annual Meeting, you can still attend the Annual Meeting and change your vote during the Annual Meeting.
Beneficial owner: shares registered in the name of a broker, bank, or other agent
If on the Record Date, your shares were held not in your name but in an account at a brokerage firm, bank, or other similar entity, then you are the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you by that entity. The entity holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from the entity holding your account and after obtaining a valid proxy from such entity.

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What am I voting on?
There are three matters scheduled for a vote:
•Proposal 1: Election of each of Norman Payson, M.D., Debra Morris, and Elizabeth Bierbower as Class III directors, each to hold office until our annual meeting of stockholders in 2028;
•Proposal 2: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•Proposal 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
What if another matter is properly brought before the Annual Meeting?
Our board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
Stockholder of record: shares registered in your name. If you are a stockholder of record, you may vote (1) online during the Annual Meeting or (2) in advance of the Annual Meeting by proxy via the internet, by telephone, or by using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote in advance of the Annual Meeting to ensure your vote is counted. You may still attend the Annual Meeting and vote online during the Annual Meeting even if you have already voted by proxy.
•To vote during the Annual Meeting, go to www.investorvote.com/PGNY, starting at 3:00 p.m., Eastern Time, on Thursday, May 22, 2025. You will be asked to provide the control number from the Notice or the printed proxy card.
•To vote online in advance of the Annual Meeting, go to www.investorvote.com/PGNY to complete an electronic proxy card. You will be asked to provide the control number from the Notice or the printed proxy card. Your internet vote must be received by 11:59 p.m., Eastern Time, on Wednesday, May 21, 2025 to be counted.
•To vote in advance of the Annual Meeting by telephone, dial 1-800-652-VOTE (8683), which is the number in the Notice or the printed proxy card that may be delivered to you, using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice or the printed proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time, on Wednesday, May 21, 2025 to be counted.
•To vote in advance of the Annual Meeting using a printed proxy card that may be delivered to you, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
Beneficial owner: shares registered in the name of a broker, bank, or other agent. If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received the Notice containing voting instructions from that entity rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the Annual Meeting, you must follow the instructions from your broker, bank, or other agent.
Can I vote my shares by filling out and returning the Notice?
No. The Notice identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to vote by proxy in advance of the Annual Meeting via the internet, by telephone, or by using a printed proxy card or by submitting a ballot online during the Annual Meeting.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions in the Notices to ensure that all of your shares are voted.
Can I revoke my vote after submitting my proxy?
Stockholder of record: shares registered in your name. If you are a stockholder of record, then yes, you can revoke your proxy at any time before the final vote at the Annual Meeting. You may revoke your proxy by using any of the following methods:
•Mail another properly completed proxy card with a later date.
•Grant a subsequent proxy by telephone or via the internet.
•Send a timely written notice that you are revoking your proxy to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: General Counsel or via email at investors@progyny.com.

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•Attend the virtual Annual Meeting and vote online. You must vote; simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions or vote in advance of the Annual Meeting by telephone or via the internet so that your vote will be counted if you decide later not to attend the Annual Meeting.
Your most current vote, received by proxy card, telephone, or internet proxy will be the one that is counted.
Beneficial owner: shares registered in the name of a broker, bank, or other agent. If you are a beneficial owner and your shares are held in “street name” by your broker, bank, or other agent and you would like to revoke your proxy, you should follow the instructions provided by your broker, bank, or other agent.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote via the internet, by telephone, by completing the proxy card that may be delivered to you, or online during the Annual Meeting, your shares will not be voted.
If you are a stockholder of record and return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted in accordance with the recommendations of our board of directors: “FOR” the election of each of the three nominees for director, “FOR” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and “FOR” the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named in your proxy card) will vote your shares using their best judgment.
If I am a beneficial owner of shares held in “street name” and I do not provide my broker, bank, or other agent with voting instructions, what happens?
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker, bank, or other agent will still be able to vote your shares depends on whether, pursuant to Nasdaq rules, the particular proposal is deemed to be a “routine” matter. The only routine matter on the agenda for the Annual Meeting is the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm (Proposal 2). Brokers, banks, and other agents can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker, bank, or other agent may vote your shares on Proposal 2 even if you do not provide them with voting instructions. Your broker, bank, or other agent, however, may not vote your shares on Proposal 1 or Proposal 3 without your instructions. For Proposal 1 and Proposal 3, if you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, it will result in a “broker non-vote,” and these shares will not be counted as having been voted on Proposal 1 or Proposal 3. Please instruct your broker, bank, or other agent to ensure that your vote will be counted.
What are “broker non-votes?”
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares about how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
As a reminder, if you are a beneficial owner of shares held in “street name,” in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank, or other agent by the deadline provided in the materials you receive from such entity.
How are votes counted?
Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, with respect to the proposal to elect directors, votes “FOR,” “WITHHOLD,” and broker non-votes; with respect to the proposal to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, votes “FOR,” “AGAINST,” and abstentions; and with respect to the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers, votes “FOR,” “AGAINST,” abstentions, and broker non-votes.
How many votes are needed to approve each proposal?
•Proposal 1: Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. The three nominees receiving the most “FOR” votes from the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “FOR” will affect the outcome. “WITHHOLD” votes will have no effect on the proposal. Broker non-votes have no effect, and brokers or nominees are not entitled to vote on this proposal.

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•Proposal 2: To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 must receive “FOR” votes from the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions will be counted as present for purposes of this vote, and therefore will have the same effect as an “AGAINST” vote. Brokers have discretion to vote on Proposal 2.
•Proposal 3: To be approved, the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers must receive “FOR” votes from the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter. Abstentions will be counted as present for purposes of this vote, and therefore will have the same effect as an “AGAINST” vote. Broker non-votes have no effect, and brokers are not entitled to vote on the proposal.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the voting power of the outstanding shares entitled to vote are present at the Annual Meeting by virtual attendance or represented by proxy. On the Record Date, there were 85,668,392 shares outstanding and entitled to vote.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank, or other agent) or if you vote online during the Annual Meeting.
Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of the voting power of the shares present at the Annual Meeting by virtual attendance or represented by proxy may adjourn the Annual Meeting to another date.
Is there a list of stockholders entitled to vote at the Annual Meeting?
The names of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 4:30 p.m., Eastern Time, at our principal executive offices at 1359 Broadway, 2nd Floor, New York, NY 10018, by contacting our General Counsel via email at investors@progyny.com.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be disclosed in a Current Report on Form 8-K (“Form 8-K”) that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to disclose the final results.
When are stockholder proposals and nominations due for next year’s annual meeting?
To be considered for inclusion in next year’s proxy materials, your proposal must satisfy the conditions set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and must be submitted in writing by December 12, 2025, to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attention: General Counsel.
Pursuant to our second amended and restated bylaws, if you wish to submit a proposal or a director nomination at the 2026 annual meeting that is not to be included in next year’s proxy materials, you must do so not later than the close of business on February 21, 2026 nor earlier than the close of business on January 22, 2026. However, if the date of our 2026 annual meeting is not held between April 22, 2026 and June 21, 2026, to be timely, notice by a stockholder must be received (1) not earlier than the close of business on the 120th day prior to the 2026 annual meeting and (2) not later than the close of business on the later of the 90th day prior to the 2026 annual meeting or the 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made. You are also advised to review our second amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Who is paying for this proxy solicitation?
We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks, and other agents for the cost of forwarding proxy materials to beneficial owners.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for our 2026 annual meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.

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PROPOSAL 1
ELECTION OF DIRECTORS
Our board of directors currently consists of ten members and is divided into three classes as follows:
•Class I directors: Lloyd Dean, Kevin Gordon, and Cheryl Scott, whose terms will expire at the 2026 annual meeting of stockholders;
•Class II directors: Peter Anevski, Roger Holstein, Jeff Park, and David Schlanger, whose terms will expire at the 2027 annual meeting of stockholders; and
•Class III directors: Fred Cohen, M.D., D.Phil., Norman Payson, M.D., and Debra Morris, whose terms will expire at this Annual Meeting.
Each class consists of, as nearly as possible, one-third of the total number of directors, and each class has a three-year term. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following such election. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. Vacancies on the board of directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is duly elected and qualified. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Progyny.
Dr. Payson and Ms. Morris, current Class III directors, and Elizabeth Bierbower have been nominated for election to serve as Class III directors. Dr. Cohen notified the board that he would not be standing for reelection, and his term will end at the Annual Meeting. Each of these nominees was recommended to our board of directors by our nominating and corporate governance committee. Each nominee has agreed to stand for election at the Annual Meeting, and our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees will serve until the 2028 annual meeting of stockholders and until their successor has been duly elected, or if sooner, until such director’s death, resignation, or removal.
Our nominating and corporate governance committee seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise, and high-level management experience necessary to oversee and direct our business. To that end, the nominating and corporate governance committee has identified and evaluated director nominees in the broader context of the board’s overall composition, with the goal of recruiting members who will complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, and other qualities that the committee views as critical to the effective functioning of the board. To achieve a mix of experience and perspective on the board, the nominating and corporate governance committee also considers director skills, prior board involvement, and expertise, among other factors. The biographies below include information, as of the date of this proxy statement, about the specific and particular experience, qualifications, attributes, or skills of each director or director nominee that led the nominating and corporate governance committee to conclude that such director nominee should serve on the board. However, each member of the nominating and corporate governance committee may have a variety of reasons why a particular person would be an appropriate nominee for the board, and these views may differ from the views of other members.
Directors are elected by a plurality of the votes of the holders of shares present by virtual attendance or represented by proxy and entitled to vote on the election of directors. Accordingly, the three nominees receiving the highest number of “FOR” votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unable to stand for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH CLASS III DIRECTOR NOMINEE NAMED ABOVE.

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INFORMATION ABOUT DIRECTOR NOMINEES AND CURRENT DIRECTORS
The following table sets forth for the Class III director nominees and our other directors who will continue in office after the Annual Meeting their ages and position held with the Company as of the date of this proxy statement:

Name	Age	Principal Position
Class I directors continuing in office until the 2026 annual meeting of stockholders
Lloyd Dean	74	Director
Kevin Gordon	62	Director
Cheryl Scott	75	Director
Class II directors continuing in office until the 2027 annual meeting of stockholders
Peter Anevski	57	Chief Executive Officer and Director
Roger Holstein	72	Director
Jeff Park	53	Lead Independent Director
David Schlanger	65	Executive Chairman
Class III director nominees for election at the Annual Meeting
Norman Payson, M.D.	76	Director
Debra Morris	66	Director
Elizabeth Bierbower	66	Director Nominee
Set forth below is biographical information for the Class III director nominees and each director whose term of office will continue after the Annual Meeting. This includes information about each director’s experience, qualifications, attributes, or skills that led our board of directors to recommend them for board service.
Nominees for Election at the Annual Meeting
Norman Payson, M.D. has served as a member of our board of directors since December 2016. Dr. Payson was a co-founder of Healthsource and its Chief Executive Officer from 1985 to 1997, Chief Executive Officer of Oxford Health Plans from 1998 to 2002, Chairman of Concentra from 2005 to 2008, and Chief Executive Officer of Apria Healthcare Group Inc. from 2008 to 2012. Since 1997, Dr. Payson has served as President and a director of NCP, Inc., his family office, through which he engages in consulting and personal investment activities. In addition, he served as a strategic advisor for Evolent Health, Inc. from March 2014 to December 2020 and previously served on its board of directors from December 2013 to June 2019. Dr. Payson is currently serving on the board of directors of various private and not-for-profit companies, including Access Clinical Partners (d/b/a GoHealth Urgent Care), HPM National Advisory Board at the Mailman School of Public Health at Columbia, and USC Schaeffer Center Advisory Board. Dr. Payson is also on the board of Elia Philanthropies (formerly Kiva Foundation), a private charitable foundation organized by Dr. Payson and his wife in June 1998. Until June 2020, Dr. Payson served on the board of City of Hope, where he now serves as director emeritus. He continues to serve on the boards of AccessHope and Beckman Research Institute, which are subsidiaries of City of Hope. Until June 2019, Dr. Payson served as a director at the Geisel School of Medicine at Dartmouth, where he now serves as director emeritus. From October 2016 to November 2023, he was on the board of directors of Smile Brands. From June 2021 to July 2022, Dr. Payson was Chairman of Implantable Provider Group. From May 2017 to August 2019, he was a board member of Healthcare Outcomes Performance Company, a subsidiary of The Center for Orthopaedic and Research Excellence, Inc. In October 2024, Dr. Payson joined the board of Stephenson Global Pancreatic Cancer Research Institute, and, in December 2024, Dr. Payson joined the board of EmsanaCare. Dr. Payson has a B.S. in Earth and Planetary Sciences from the Massachusetts Institute of Technology and received his M.D. from Dartmouth Medical School. Dr. Payson is a California licensed physician. We believe that Dr. Payson is qualified to serve on our board of directors because of his 40-year career as chief executive officer or chairman of multiple healthcare organizations, including publicly traded companies.

Debra Morris has served as a member of our board of directors since January 2025. Ms. Morris has served as President of AccessHope, LLC since November 2024 and previously served as its Chief Operating Officer and Chief Financial Officer from May 2024 to November 2024. Prior to that, Ms. Morris was Executive Vice President, Chief Financial Officer of Apria, Inc. from March 2013 to October 2022. Ms. Morris served as Chief Financial Officer of Americas for Sitel Group from February 2010 to February 2013. Previously, she was a Partner of Tatum LLC from 2004 to 2011, in which capacity she provided chief financial officer services for various contracted companies, including LifeMasters Supported SelfCare. From 1999 to 2003, Ms. Morris was Chief Financial Officer of Caliber Holdings Corporation. Prior to that, she served in various roles at CBRE Group, Inc., including Executive Vice President, Global Chief Accounting Officer and Global Integration from 1981 to 1999. Ms. Morris currently serves on the board of directors of Rexford Industrial Realty, Inc. (NYSE: REXR) and biote Corp. (Nasdaq: BTMD). She previously served on the board of directors of Alternative Logistics Technologies Holdco LLC (Everdriven) from May 2020 to February 2024 and Tatum LLC from 2008 to 2011. Ms. Morris holds a B.S. in Business Administration from Colby Sawyer College in New London, New Hampshire. We believe that Ms. Morris is

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qualified to serve on our board of directors because of her extensive finance and accounting expertise and extensive leadership experience.
Elizabeth Bierbower served from 2022 to 2023 as Chairman, Chief Executive Officer, and a director of Friday Health Plans, a health insurance company. Prior to that, Ms. Bierbower held various positions at Humana (NYSE: HUM), including Segment President from April 2018 to December 2019, President of the Employer Group Segment from May 2012 to September 2018, Chief Operating Officer of the Specialty Benefits division from October 2008 to June 2012, and Vice President of Product Innovation from May 2001 to September 2008. Before that, Ms. Bierbower was Vice President of Program Management at Highmark Blue Cross Blue Shield from 1997 to 2001 and Chief Operating Officer at Coventry Health Care from 1989 to 1996. Ms. Bierbower currently serves on the board of directors of Option Care Health (Nasdaq: OPCH) and privately held Blue Sprig, Quest Analytics, Paradigm Corp., and Point32Health. She previously served on the board of directors of Iora Health and the American Telemedicine Association. Ms. Bierbower has a B.A. in Sociology from Carlow University and a master’s degree in public management from Carnegie Mellon University. We believe that Ms. Bierbower is qualified to serve on our board of directors because of her more than 30 years of proven executive-level experience in the healthcare industry.
Directors Continuing in Office until the 2026 Annual Meeting of Stockholders
Lloyd Dean has served as a member of our board of directors since August 2022. Mr. Dean has served as the Chief Executive Emeritus and the Founding Executive of CommonSpirit Health since August 2022, where he previously served as the Chief Executive Officer from February 2019 to July 2022. Prior to that, he worked at Dignity Health (f/k/a Catholic Healthcare West) from 2000 to 2019, where he most recently served as Chief Executive Officer and President. Mr. Dean worked at Advocate Health Care as Chief Operating Officer from 1997 to 2000 and as Executive Vice President from 1995 to 1997. He has also held executive positions at EHS Healthcare and Consumer Health Services. Since August 2015, Mr. Dean has served on the board of directors of McDonald’s Corporation, a public company. In addition, Mr. Dean currently serves on the board of directors of Golden Arrow Merger Corp and Guidehouse. Mr. Dean also previously served on the board of directors of Wells Fargo & Company from 2005 to 2018. Mr. Dean holds a Bachelor of Science in Sociology and a Master’s in Education from Western Michigan University, an honorary Doctorate of Humane Letters from the University of San Francisco, and an honorary Doctor of Science degree from Morehouse School of Medicine, California State University, and California Polytechnic State University. CommonSpirit Health has also established the Lloyd H. Dean Institute for Humankindness and Health Justice. We believe that Mr. Dean is qualified to serve on our board of directors because of his extensive knowledge and experience in healthcare.
Kevin Gordon has served as a member of our board of directors since October 2019. Mr. Gordon has also served on the board of directors of privately held Worldwide Clinical Trials, a global contract research organization, since December 2023 and as a Kohlberg and Company Operating Advisor thereto since July 2024. He served as an advisor to 3i Group’s North American healthcare portfolio companies from January 2022 to July 2024, including as a director of privately held Sanisure LLC and Cirtec Medical Corp., and currently serves as a director of Q Holdco Limited. Mr. Gordon served on the board of directors of Veracyte, Inc., a genomic diagnostics company, from December 2016 to June 2022. From January 2018 to March 2019, he was the President and Chief Financial Officer of Liquidia Technologies Inc., a clinical biopharmaceutical company. Mr. Gordon served as Executive Vice President and Chief Operating Officer of Quintiles Transnational Holdings Inc., or Quintiles, a research, clinical trial, and pharmaceutical consulting company, from October 2015 until its merger with IMS Health Holdings, Inc. (forming IQVIA Holdings, Inc.) in October 2016. Prior to that, he was the Executive Vice President and Chief Financial Officer of Quintiles from July 2010 to December 2015. Mr. Gordon served as Executive Vice President and Chief Financial Officer of Teleflex Incorporated, a medical device company, from March 2007 to January 2010, and he held various senior corporate development positions there from 1997 to 2007. Prior to that, Mr. Gordon held various positions at Package Machinery Company and KPMG LLP. Mr. Gordon holds a B.S. in Accounting from the University of Connecticut. We believe that Mr. Gordon is qualified to serve on our board of directors because of his extensive accounting experience and leadership experience at healthcare companies.
Cheryl Scott has served as a member of our board of directors since October 2019. Since July 2016, Ms. Scott has served as the Main Principal of the McClintock Scott Group. From June 2006 to July 2016, Ms. Scott served as Senior Advisor to the Bill & Melinda Gates Foundation. Previously, she served as President and Chief Executive Officer of the Seattle-based Group Health Cooperative for eight years. Since November 2015, Ms. Scott has served as a member of the board of directors of Evolent Health, Inc., a public company. She also currently serves on a variety of private company and not-for-profit boards. She was a member of the board of directors of Recreational Equipment, Incorporated (REI) from 2005 to 2017 and served as the board chairperson from 2015 to 2017. Ms. Scott received her B.A. in Journalism and M.H.A. from the University of Washington and is currently a Clinical Professor of Health Services at the University of Washington. We believe that Ms. Scott is qualified to serve on our board of directors because of her extensive career and experience in healthcare, leadership, and corporate governance, including her tenure as the Chief Executive Officer of Group Health Cooperative.
Directors Continuing in Office until the 2027 Annual Meeting of Stockholders
Peter Anevski has served as our Chief Executive Officer and a member of our board of directors since January 2022. He previously served as our Chief Operating Officer from January 2017 to December 2021, our President from June 2019 to December 2021, and our Chief Financial Officer from January 2017 to September 2020. Mr. Anevski has extensive experience managing financial functions for public companies. From May 2013 to September 2016, he served as the Executive Vice President and Chief Financial Officer of WebMD. Prior to that, Mr. Anevski served in senior finance and operations roles at WebMD and its predecessor companies for 14 years,

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including as Senior Vice President, Finance. Mr. Anevski received his B.A. in Accounting from Montclair State University. We believe that Mr. Anevski is qualified to serve on our board of directors because of his significant experience at healthcare companies and as a member of our executive management team.
Roger Holstein has served as a member of our board of directors since November 2020. He has been a Managing Director at Vestar Capital Partners, a private equity firm, since 2006, and he currently serves on the boards of privately held Quest Analytics and Nox Health. From 1997 to 2005, Mr. Holstein served as Chief Executive Officer, President, and Director of WebMD Health Corp., or WebMD, and helped establish it as the leading source of healthcare information for consumers and professionals. From 1991 to 1996, Mr. Holstein was a member of the Office of the President at Medco, where he helped create the business of prescription benefit management. Prior to that, he held executive positions at MCI, Warner Amex Cable, and Grey Advertising. Mr. Holstein began his career in marketing with the Spirits of St. Louis basketball team in the American Basketball Association. Mr. Holstein holds a B.A. with distinction from Swarthmore College. We believe that Mr. Holstein is qualified to serve on our board of directors because of his extensive leadership and healthcare experience.
Jeff Park has served as a member of our board of directors since October 2019. Since November 2023, Mr. Park has served as the President of Waltz Health, a digital health business that helps patients and payers save costs on prescription drugs. From April 2019 to April 2022, he served as the Chairman and Chief Executive Officer of WellDyneRx, an independent pharmacy benefits manager. Mr. Park has served as a member of the board of directors of P3 Health Partners, a public company, since December 2021. From January 2018 to May 2018, he was the Interim Chief Executive Officer of Diplomat Pharmacy, Inc., or Diplomat, a provider of specialty pharmacy services. In addition, from June 2017 to February 2019, Mr. Park served on the board of directors of Diplomat. Prior to that, from July 2015 to July 2016, he was the Chief Operating Officer of OptumRX, the entity resulting from the merger of Catamaran Corporation, or Catamaran, and OptumRX, UnitedHealthcare Group’s free-standing pharmacy care services business. Before the merger, from March 2014 to July 2015, Mr. Park was Catamaran’s Executive Vice President, Operations and previously served as Catamaran’s Chief Financial Officer, beginning in 2006. Mr. Park also served as a member of the board of directors of Ray Graham Assoc. Illinois Disability, a not-for-profit association, from January 2010 to June 2016. Mr. Park holds a B.S. in Accounting from Brock University. We believe that Mr. Park is qualified to serve on our board of directors because of his extensive leadership experience in the pharmaceutical industry.
David Schlanger has served as our Executive Chairman since January 2022 and as a member of our board of directors since March 2017. Mr. Schlanger was previously our Chief Executive Officer from January 2017 to December 2021. From August 2013 to September 2016, he served as the Chief Executive Officer of WebMD, an online provider of information relating to health and well-being. Prior to that, Mr. Schlanger served as the Interim Chief Executive Officer and in various other senior executive positions at WebMD and its predecessor companies for more than 15 years, including as Senior Vice President, Strategic and Corporate Development and Senior Vice President, Corporate Development. Mr. Schlanger received his B.S. from Georgetown University and his J.D. from the University of Michigan Law School. We believe that Mr. Schlanger is qualified to serve on our board of directors because of his extensive experience at healthcare companies and in executive management.

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INFORMATION ABOUT THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Independence of the Board of Directors
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”). Under the Nasdaq listing standards, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors consults with our internal and external counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations defining “independent,” including those set forth in the applicable Nasdaq listing standards, as in effect from time to time.
Consistent with these considerations, after reviewing all relevant identified transactions or relationships between each director and director nominee and any of their family members and Progyny, our senior management, external counsel, and our independent auditors, our board of directors has affirmatively determined that the following nine directors and director nominees are, or will be once they are elected as directors, independent within the meaning of the applicable Nasdaq listing standards: Ms. Bierbower, Dr. Cohen, Mr. Dean, Mr. Gordon, Mr. Holstein, Ms. Morris, Mr. Park, Dr. Payson, and Ms. Scott. In making this determination, our board of directors found that none of these directors or nominees for director had a material or other disqualifying relationship with Progyny. Mr. Anevski and Mr. Schlanger, by virtue of their positions as our chief executive officer and executive chairman, respectively, are not independent within the meaning of the applicable Nasdaq listing standards.
Accordingly, a majority of our board of directors are independent, as required under applicable Nasdaq listing rules. In making this determination, our board of directors considered the applicable Nasdaq listing standards and the current and prior relationships that each non-employee director or director nominee has with the Company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock.
There are no family relationships between any of our directors, director nominees or executive officers.
Board Leadership Structure
Currently, Mr. Schlanger serves as the executive chairman of the board of directors. The board of directors has carefully considered its leadership structure and determined that Mr. Schlanger is best situated to serve as executive chairman given his deep knowledge of our business and strategy and his ability to draw on that experience in order to provide the board of directors, in coordination with our lead independent director, appropriate direction to focus its discussions and oversight of the Company’s strategy, business, and operating and financial performance.
Our Corporate Governance Guidelines provide that when the chairperson of the board of directors is a director who does not qualify as an independent director, the independent directors may elect a lead director. Mr. Park currently serves as our lead independent director. The primary responsibilities of the lead independent director are to: (1) work with the chief executive officer to develop board meeting schedules and agendas; (2) provide the chief executive officer feedback on the quality, quantity, and timeliness of the information provided to the board of directors; (3) develop the agenda for, and moderate, executive sessions of the independent members of the board of directors; (4) preside over board meetings when the chairperson is not present; (5) act as principal liaison between the independent members of the board of directors and the chief executive officer; (6) convene meetings of the independent directors as appropriate; and (7) perform other duties as the board of directors may determine from time to time. Accordingly, Mr. Park has substantial ability to shape the work of our board of directors.
The board of directors recognizes that one of its key responsibilities is to evaluate and determine the optimal board leadership structure to provide independent oversight of management. The board of directors believes that, given the dynamic and competitive environment in which we operate, the optimal board leadership structure may vary as circumstances warrant. Our board of directors will continue to consider whether the position of chairperson of the board of directors should qualify as an independent director at any given time as part of our succession planning process. In addition, we believe that having either an independent board chair or a lead independent director creates an environment that is conducive to objective evaluation and oversight of management’s performance, increasing management accountability, and improving the ability of our board of directors to monitor whether management’s actions are in the best interests of Progyny and its stockholders. As a result, we believe that having either an independent board chair or a lead independent director can enhance the effectiveness of the board as a whole. The board of directors reviews its leadership structure on an ongoing basis to help ensure that it continues to best serve Progyny and its stockholders.
Role of the Board of Directors in Risk Oversight
One of the key functions of our board of directors is informed oversight of our risk management processes. Our board of directors does not have a standing risk management committee but rather administers this oversight function directly through the board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. The board of directors and its committees re-assess the Company’s risk environment on an ongoing basis and consult with outside advisors, as needed from time to time, in addressing both current and anticipated future risks. The board of directors retains direct oversight responsibility for risks that are most effectively overseen by simultaneously leveraging broader areas of director expertise. In particular, our full board of directors is responsible for monitoring and assessing strategic risk exposure as well as new and emerging risks. Our audit committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies that govern the process by

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which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements. Specific areas of focus for the audit committee include our policies and other matters relating to our investments, cash management, major financial risk exposures, cybersecurity, the adequacy and effectiveness of our information security policies and practices, and our internal controls over information security. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. Our nominating and corporate governance committee oversees risks associated with environmental, social, and governance matters. Our board of directors believes its approach to risk oversight ensures that the board of directors can choose many leadership structures while continuing to effectively oversee risk.
The Company’s management, led by its chief executive officer and executive team, implements and supervises day-to-day risk management processes. In addition, the Company has a disclosure committee, which consists of officers and senior employees of the Company who are familiar with the critical operating aspects of the Company, that assists management in overseeing the Company’s risks. At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board of directors and its committees with respect to the most significant risks that could affect our business, such as legal risks, information security and privacy risks, and financial, tax, and audit related risks.
Corporate Responsibility
Our board of directors is committed to corporate responsibility, and our employees are guided by our mission to empower healthier, supported journeys through transformative fertility, family building, and women’s health benefits. Our solutions aim to remove financial barriers, provide culturally competent concierge patient support and education, and allow equitable access to high quality care through the largest network of premier fertility and women’s health specialists in the United States. Our Medical Advisory Board, comprised of leading reproductive endocrinologists across the United States, seeks to ensure that our plan design recognizes the unique needs and cultural differences in approach to treatment that members might require. We also provide curated member education throughout the year focused on various topics unique to the needs of members. Our board of directors acknowledges that we cannot just focus on helping members build their families for today. Our work must also consider fertility and maternal health challenges in the future. We are dedicated to providing support to our employees, members, and employer clients in addressing these challenges. Our current corporate sustainability report is published on our website, which further highlights our approach to corporate responsibility. Nothing on our website shall be deemed incorporated by reference into this proxy statement.
Meetings of the Board of Directors and Its Committees
Our board of directors is responsible for oversight of management and the strategy of the Company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting the Company and our business and to act on matters requiring the approval of our board of directors. Our independent directors met in executive sessions without the presence of management four times during the fiscal year ended December 31, 2024. Our board of directors met ten times during the fiscal year ended December 31, 2024. The audit committee met four times during the fiscal year ended December 31, 2024, the compensation committee met four times during the fiscal year ended December 31, 2024, and the nominating and corporate governance committee met six times during the fiscal year ended December 31, 2024. For the fiscal ended December 31, 2024, each director attended 75% or more aggregate meetings of our board of directors and of the committees on which they served during the period in which they served as a director. We encourage our directors and nominees for director to attend our annual meeting of stockholders. Three of our ten then-incumbent directors attended our annual meeting of stockholders held in 2024.
Information about Committees of the Board of Directors
Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate management of our business. Our board of directors has adopted written charters for each of its committees, which are available to stockholders on the investor relations page of our website at investors.progyny.com.
The following table provides current membership information for each of the committees of our board of directors:

Name	Audit	Compensation	Nominating and Corporate Governance
Fred Cohen, M.D., D.Phil.		X*
Lloyd Dean			X
Kevin Gordon	X		X
Roger Holstein		X
Debra Morris		X
Jeff Park	X*	X
Norman Payson, M.D.	X		X*
Cheryl Scott			X
______________________
* Committee Chairperson

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Our board of directors has determined that each committee is “independent” as defined under the applicable Nasdaq listing standards, and each member is free of any relationship that would impair their exercise of independent judgment with respect to the Company.
Below is a description of each committee of our board of directors.
Audit Committee
The audit committee of our board of directors is comprised of three directors: Mr. Gordon, Mr. Park (Chair), and Dr. Payson.
Our board of directors has determined that each of these individuals meets the independence requirements set forth in the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), Rule 10A-3 under the Exchange Act, and the applicable Nasdaq listing standards. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq’s audit committee requirements. In arriving at this determination, our board of directors has examined each audit committee member’s scope of experience and the nature of their prior or current employment. In addition, our board of directors has determined that Mr. Gordon, Mr. Park, and Dr. Payson all qualify as audit committee financial experts within the meaning of SEC regulations and meet the financial sophistication requirements of the Nasdaq listing standards. In making this determination, our board of directors has considered each of Mr. Gordon’s, Mr. Park’s, and Dr. Payson’s formal education and previous and current experience in financial and accounting roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee.
The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statements audits, and to oversee our independent registered public accounting firm. Specific responsibilities of the audit committee include:
•helping our board of directors oversee our corporate accounting and financial reporting processes, systems of internal control, financial statements audits, and the integrity of the Company’s financial statements;
•managing the selection, engagement terms, fees, qualifications, independence, and performance of the Company’s independent registered public accounting firm engaged by the Company for purposes of preparing or issuing an audit report or performing audit services;
•maintaining and fostering open communication with the Company’s management, internal audit group (if any), and the Company’s independent registered public accounting firm;
•overseeing the design, implementation, organization, and performance of the Company’s internal audit function (if any);
•providing regular reports and information to our board of directors;
•assessing, at least annually, the qualifications, performance, and independence of the Company’s independent registered public accounting firm;
•discussing the scope and results of the audit with the Company’s independent registered public accounting firm and reviewing, with management and the Company’s independent registered public accounting firm, our interim and year-end operating results and any proposed earnings announcements;
•reviewing and discussing with the Company’s independent registered public accounting firm and management significant issues relating to accounting principles and presentation of financial statements;
•overseeing the policies and procedures as required by applicable law and Nasdaq listing requirements governing the employment of individuals who are or were once employed by our independent registered public accounting firm;
•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related person transactions;
•reviewing and discussing with management our processes and policies with respect to risk identification, management, and assessment in all areas of our business;
•obtaining and reviewing a report by the Company’s independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law;
•approving or, as permitted, pre-approving audit and permissible non-audit services to be performed by the Company’s independent registered public accounting firm;
•reviewing with management, the Company’s independent registered public accounting firm, and other outside advisors or accountants any correspondence with regulators or governmental agencies and any published reports that raise material issues about our financial statements or accounting policies; and
•evaluating the audit committee’s performance and the adequacy of the audit committee charter at least annually.

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The audit committee appreciates the rapidly evolving nature of threats presented by cybersecurity incidents and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. With respect to cybersecurity, the audit committee maintains oversight of the Company’s security posture, including the internal and external cybersecurity threat landscape, incident response, assessment and training activities, and relevant legislative, regulatory, and technical developments.
We believe that the composition and functioning of the audit committee complies with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC and Nasdaq rules and regulations.
Compensation Committee
The compensation committee of our board of directors is comprised of four directors: Dr. Cohen (Chair), Mr. Holstein, Ms. Morris, and Mr. Park. Each member of the compensation committee is independent as currently defined in Rule 5605(d)(2) of the Nasdaq listing standards, and each member is a non-employee director as defined in Rule 16b-3 of the Exchange Act. Our board of directors has determined that each of these individuals is “independent” as defined under the applicable Nasdaq listing standards, including the standards specific to members of a compensation committee.
The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans, and programs and to review and determine the compensation to be paid to our executive officers and directors, including our named executive officers and other senior management, as appropriate.
Specific responsibilities of the compensation committee include:
•reviewing and approving (or recommending to our board of directors for approval) the compensation of our chief executive officer, other executive officers, and senior management, including setting individual and corporate performance goals and evaluating performance;
•reviewing and evaluating succession plans for our executive officers and recommending to our board of directors individuals for succession;
•reviewing and recommending to our board of directors for approval the compensation paid to our directors;
•reviewing our employee compensation practices and policies as they relate to risk management and risk-taking incentives, including determining whether such policies are reasonably likely to have a material adverse effect on the Company;
•administering our equity incentive plans and other benefits programs, including adopting, amending, terminating, and overseeing pension, profit-sharing, and other compensation-related plans;
•reviewing, overseeing, and approving our overall compensation strategy and policies;
•reviewing and discussing with management the Compensation Discussion and Analysis and overseeing the preparation of the compensation committee report for SEC filings;
•reviewing and discussing with management any conflict of interest raised by the work of any compensation consultant or advisor hired by the compensation committee or management;
•evaluating the compensation committee’s performance and the adequacy of the compensation committee charter at least annually; and
•providing general oversight of compensation matters while relying on the expertise and knowledge of management in carrying out its responsibilities.
We believe that the composition and functioning of the compensation committee complies with all applicable SEC and Nasdaq rules and regulations.
Compensation Committee Processes and Procedures
Our compensation committee meets at least annually and with greater frequency, if necessary. The compensation committee also acts periodically by unanimous written consent in lieu of a formal meeting. The agenda for each meeting is usually developed by the chair of the compensation committee, in consultation with management. The compensation committee meets regularly in executive session.
However, from time to time, various members of management and other employees, as well as outside advisors or consultants, may be invited by the compensation committee to make presentations, to provide financial or other background information or advice, or to otherwise participate in compensation committee meetings. Our chief executive officer does not participate in, and may not be present during, any deliberations or determinations of the compensation committee relating to his compensation.
The compensation committee’s charter grants the compensation committee full access to all books, records, facilities, and personnel of Progyny. In addition, under its charter, the compensation committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and legal, accounting, or other outside advisors and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. The compensation committee has direct responsibility for

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the oversight of the work of any consultants or advisors engaged for the purpose of advising the compensation committee. In particular, the compensation committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. The compensation committee also may form and delegate authority to one or more subcommittees consisting of one or more members of our board of directors (whether or not such directors are on the compensation committee) to the extent allowed under applicable law and Nasdaq listing requirements. Although the compensation committee may act on any issue that has been delegated to the chair of the compensation committee or a subcommittee, doing so will not limit or restrict future action by the chair of the compensation committee or subcommittee on any matters delegated to it. Any action or decision of the chair of the compensation committee or a subcommittee will be presented to the full compensation committee at its next scheduled meeting.
Compensation Committee Interlocks and Insider Participation
None of the members of the compensation committee are currently, or have been at any time, an officer or employee of the Company. None of our executive officers currently serve, or have served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.
Nominating and Corporate Governance Committee
The nominating and corporate governance committee of our board of directors is comprised of four directors: Mr. Dean, Mr. Gordon, Dr. Payson (Chair), and Ms. Scott. Each member of the nominating and corporate governance committee is independent as currently defined in Rule 5605(a)(2) of the Nasdaq listing standards.
Specific responsibilities of the nominating and corporate governance committee include:
•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our board of directors;
•considering and recommending to our board of directors the composition and chairmanship of the committees of our board of directors;
•implementing plans or programs for the continuing education of our board of directors and orientation of new directors;
•reviewing, assessing, and recommending to our board of directors corporate governance guidelines and matters;
•overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors;
•reviewing periodically the processes and procedures used by the Company to provide information to our board of directors and its committees, and, as appropriate, recommending changes to our board of directors;
•evaluating the nominating and corporate governance committee’s performance and the adequacy of the nominating and corporate governance committee charter at least annually; and
•overseeing and reviewing our progress against our environmental, social, and governance goals.
We believe that the functioning of our nominating and corporate governance committee complies with all applicable SEC and Nasdaq rules and regulations.
When considering candidates for director, the nominating and corporate governance committee believes that candidates should have certain minimum qualifications, including the highest personal integrity and ethics, the ability to read and understand basic financial statements, and possessing the requisite age. The nominating and corporate governance committee also considers such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the Company’s affairs, demonstrated excellence in a field, having the ability to exercise sound business judgment, and having the commitment to rigorously represent the long-term interests of our stockholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Candidates for director are reviewed in the context of the current composition of the board of directors, the operating requirements of Progyny, and the long-term interests of our stockholders.
In conducting this assessment, the nominating and corporate governance committee typically considers director skills, prior board involvement, expertise, and such other factors as it deems appropriate, given the current needs of the board of directors and our business, to maintain the appropriate balance of knowledge, experience, and capability. When considering director candidates, the board of directors and the nominating and corporate governance committee evaluate candidates’ ability to meaningfully contribute to the board of directors. The board of directors assesses its effectiveness in this respect as part of its annual board and director evaluation process.
The nominating and corporate governance committee recognizes the value of thoughtful board refreshment and regularly identifies and considers qualities, skills, and other director attributes that would enhance the composition of the board of directors. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to Progyny during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair a director’s independence. In the case of new director candidates, the nominating and corporate governance committee also determines whether the nominee is independent, which is a determination based on

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applicable Nasdaq listing standards, applicable SEC rules and regulations, and the advice of internal and external counsel, if necessary. The nominating and corporate governance committee then uses its network of contacts to compile a list of potential candidates but may also engage, if it deems appropriate, a professional search firm. The nominating and corporate governance committee conducts inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors, meets to discuss and consider the candidates’ qualifications, and then selects a nominee for recommendation to the board of directors.
The nominating and corporate governance committee will consider stockholder recommendations of director candidates and will evaluate any director recommendations received from stockholders in the same manner as recommendations received from management or members of our board of directors. Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to our board of directors may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: General Counsel at least 120 days prior to the anniversary date of the mailing of our proxy statement for the preceding year’s annual meeting of stockholders.

Stockholders may nominate directors by submitting names and other information required by applicable law and our second amended and restated bylaws. For each nomination, submissions must include, among other things, the name, age, business address and residential address of such nominee, the principal occupation or employment of such nominee, details about such nominee’s ownership of our capital stock, and such other information that would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director, if elected, and must also include information about the stockholder making such nomination, as set forth in our second amended and restated bylaws. You should refer to our second amended and restated bylaws for a complete description of the required procedures for nominating a candidate to our board of directors. In addition, please see the deadlines described in “When are stockholder proposals and nominations due for next year’s annual meeting?”
Stockholder Communications with Our Board of Directors
Our board of directors has adopted a formal process by which stockholders may communicate with the board as a group or any of its directors. Stockholders who wish to communicate with our board of directors may do so by sending written communications addressed to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: General Counsel. Our Secretary will review each communication and will forward such communication to the board of directors or any of its directors to whom the communication is addressed, unless the communication contains advertisements or solicitations or is unduly hostile, threatening, or similarly inappropriate. Communications deemed by our Secretary to be inappropriate for presentation will still be made available to any non-employee director upon such director’s request.
Code of Conduct
We have adopted the Progyny, Inc. Code of Conduct that applies to all officers, directors, employees, and outside labor, including independent contractors and consultants. The Code of Conduct is available on our website at investors.progyny.com. Information contained on our website is not incorporated by reference into this proxy statement or any other report we file with the SEC. If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. We granted no waivers in fiscal year 2024.
Anti-Hedging Policy
Our board of directors has adopted a Statement of Policy Concerning Trading in Company Securities (the “Insider Trading Policy”), which applies to all of our directors, officers, employees, contractors, and consultants and certain other persons who may have access to material nonpublic information of the Company; immediate family members of our directors, officers, and employees; persons who share a household with any director, officer, or employee of the Company; anyone to whom directors, officers, or employees provide significant financial support; and, unless otherwise determined by us, any entity or account over which the persons listed above have or share the power, directly or indirectly, to make investment decisions and those entities or accounts established or maintained by such persons with their consent or knowledge and in which such persons have a direct or indirect financial interest (collectively, the “Insiders”). The Insider Trading Policy prohibits Insiders from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars, or other derivatives) that are designed to hedge or speculate on any change in the market value of our equity securities.
Insider Trading Policy
Our Insider Trading Policy governs the purchase, sale, and other dispositions of our securities and applies to all of our Insiders as well as the Company itself. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations and applicable Nasdaq listing standards. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to the Annual Report.

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PROPOSAL 2
RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025
The audit committee of our board of directors has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. In executing its responsibilities, the audit committee engages in an annual evaluation of Ernst & Young LLP’s qualifications, performance, and independence and considers whether continued retention of Ernst & Young LLP as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. While Ernst & Young LLP has been the Company’s independent registered public accounting firm continuously since 2012, in accordance with SEC rules and Ernst & Young LLP’s policies, the firm’s lead engagement partner rotates every five years. Representatives of Ernst & Young LLP are expected to be present virtually at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our second amended and restated bylaws nor our other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the audit committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain Ernst & Young LLP. Even if the selection is ratified, the audit committee in its discretion may direct the selection of a different independent auditor at any time during the year if it determines that such a change would be in the best interests of Progyny and its stockholders.
The affirmative vote of the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.
Principal Accountant Fees and Services
The following table represents aggregate fees billed to us by Ernst & Young LLP for the periods set forth below.

	Fiscal Year Ended
	2024	2023

	(in thousands)
Audit Fees(1)	$1,075	$918
Audit-Related Fees(2)	—	—
Tax Fees(3)	238	194
All Other Fees(4)	—	—
Total Fees	$1,313	$1,112
______________________
(1)For 2024 and 2023, consists of fees billed for professional services provided in connection with the audit of our annual financial statements, the review of our quarterly financial statements, and audit services that are normally provided by independent registered public accounting firms in connection with regulatory filings.
(2)There were no such fees billed for 2024 or 2023.
(3)For 2024, consists of fees billed for tax compliance work, assistance with tax credits, assistance with a sales and use tax audit, and various other tax advisory services. For 2023, consists of fees billed for tax compliance work, a Section 382 study with respect to net operating loss carryforwards, assistance with a sales and use tax audit, an indirect tax study, and various other tax advisory services.
(4)There were no such fees billed for 2024 or 2023.
Pre-Approval Policies and Procedures
The audit committee has adopted a policy for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm, Ernst & Young LLP. The policy generally permits pre-approval of specified services in the defined categories of audit services, audit-related services, tax services, and permitted non-audit services (subject to a de minimis exception). Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, explicit, case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, including the chair of the audit committee, but any pre-approval decision made pursuant to such delegation must be reported to the full audit committee at its next scheduled meeting and is effective unless or until modified or rescinded by the audit committee.
The audit committee has determined that the provision of non-audit services by Ernst & Young LLP did not impair Ernst & Young’s independence in the conduct of its audit services.

All of the services provided by Ernst & Young LLP in 2023 and 2024, described in the Principal Accountant Fees and Services table above, were pre-approved by the audit committee.
Report of the Audit Committee of the Board of Directors
The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with our management. The audit committee has also reviewed and discussed with Ernst & Young LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The audit committee has also received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with Ernst & Young LLP its independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in our Annual Report and filed with the SEC.
Jeff Park, Chair
Kevin Gordon
Norman Payson, M.D.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2025.

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PROPOSAL 3
APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Exchange Act, the Company requests that its stockholders cast a non-binding, advisory vote to approve the compensation of its named executive officers. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the compensation philosophy, policies, and practices described in this proxy statement.
Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Progyny, Inc. approve, on a non-binding, advisory basis, the compensation paid to Progyny, Inc.’s named executive officers, as disclosed in the proxy statement for the 2025 annual meeting of stockholders pursuant to Item 402 of Regulation S-K, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative discussion.”
Additional details about how we structure our compensation programs to meet the objectives of our compensation philosophy are provided in the section titled “Executive Compensation” in this proxy statement. We believe that our compensation programs and policies for the year ended December 31, 2024 were an effective incentive for the achievement of the Company’s goals, aligned with stockholders’ interests, and are worthy of stockholder support.

At the 2021 annual meeting of stockholders, our stockholders had the opportunity to vote, on an advisory (non-binding basis), on the frequency of our future “say-on-pay” votes. Stockholders supported a resolution that we hold a “say-on-pay” vote every year in accordance with the recommendation of our board of directors. Accordingly, the next “say-on-pay” advisory vote following this one will occur at the 2026 annual meeting of stockholders.
The affirmative vote of the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy and entitled to vote on the matter is required to approve, on an advisory (non-binding) basis, the compensation of our named executive officers.
Because your vote is advisory, it will not be binding on the board of directors, and it will not create or imply any change in the duties of the Company, its board of directors, or its compensation committee. However, the board of directors values the opinions of the Company’s stockholders, and the compensation committee will consider the outcome of the advisory vote when considering future decisions on executive compensation. In addition, the board of directors values constructive dialogue on executive compensation and other significant governance topics with the Company’s stockholders and encourages all stockholders to vote their shares on this important matter.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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EXECUTIVE OFFICERS
The following table sets forth for our executive officers their ages and position held with the Company as of the date of this proxy statement:

Name	Age	Principal Position
David Schlanger	65	Executive Chairman
Peter Anevski	57	Chief Executive Officer and Director
Allison Swartz	36	Executive Vice President, General Counsel and Secretary
Mark Livingston	59	Chief Financial Officer
Michael Sturmer	48	President
Biographical information for each of David Schlanger and Peter Anevski is included above with the director biographies under the caption “Information About Director Nominees and Current Directors.”
Allison Swartz has served as our Executive Vice President, General Counsel since November 2022. Ms. Swartz was previously the Deputy General Counsel at K Health Inc., a growth-stage digital healthcare company, and a Lecturer in Law at the University of Glasgow from 2021 to 2022. Prior to that, she worked at Centene Corporation, the largest managed care organization in the United States, from 2015 until 2021, where she held multiple senior positions, including Regional General Counsel and Privacy Officer and General Counsel of their Texas subsidiary Superior HealthPlan Inc. Ms. Swartz holds a B.S. in History, a M.A. in Healthcare Administration, and a J.D. from the University of Maryland.
Mark Livingston has served as our Chief Financial Officer since September 2020. Previously, Mr. Livingston served as our Executive Vice President of Finance from May 2019 to September 2020. Prior to that, he served as Chief Financial Officer of the international business at Scripps Network Interactive, a media company, where he worked from August 2010 to April 2018 and as Chief Financial Officer of Emerson, Reid & Company, an employee benefits wholesaler, from June 2007 to August 2010. Previously, Mr. Livingston held senior financial leadership roles at WebMD and Hess Corporation. Mr. Livingston received his B.S. from Tulane University and is a licensed Certified Public Accountant.
Michael Sturmer has served as our President since January 1, 2022 and was previously Executive Vice President, Chief Growth and Strategy Officer from February 2021 to December 2021. Mr. Sturmer has over two decades of operations, sales, and strategic experience in the healthcare industry. From September 2016 to February 2021, he was Senior Vice President of Health Services at Livongo. Prior to that, Mr. Sturmer held several senior positions at Cigna, including Chief Operating Officer for the New York/New Jersey Health Plan. Mr. Sturmer received his B.A. in Health Administration from Quinnipiac University.

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EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this Compensation Discussion and Analysis, we provide an overview and analysis of the compensation awarded to or earned by our named executive officers identified below during 2024, including the elements of our compensation program for named executive officers, material compensation decisions made during 2024, and the material factors considered in making those decisions. Our named executive officers for the year ended December 31, 2024, which consist of our principal executive officer, our principal financial officer, and our other three most highly compensated executive officers for 2024 (collectively, the “named executive officers” or “NEOs”), are:
•Peter Anevski, chief executive officer;
•Mark Livingston, chief financial officer;
•David Schlanger, executive chairman;
•Allison Swartz, executive vice president, general counsel and secretary; and
•Michael Sturmer, president.
This section also describes the actions and decisions of our compensation committee as it relates to fiscal 2024 compensation decisions. Where relevant, the discussion below also reflects certain contemplated changes to our compensation structure that occurred after December 31, 2024 but before our Annual Meeting.
2024 Business Highlights

Our executive compensation program seeks to incentivize and reward strong corporate performance. The following are some of our key 2024 financial and performance highlights:
•In 2024, we achieved record revenue of $1.167 billion, representing 7.2% year-over-year growth, profitability, and significant operating cash flow.
•We had a successful sales season, which is the most important driver of our long-term growth. We added over 80 new clients and 1.1 million new covered lives. We expect to serve an estimated 6.7 million covered lives in 2025.
•We expanded our solution by launching new services in pregnancy, postpartum, and menopause. In our first year offering these services, more than 1.5 million of our 6.7 million covered lives will have access to one or more of these programs.
•By becoming an even more present resource for our members in 2024, our industry-leading Net Promoter Score, or NPS, was +79 for our fertility benefits solution and +84 for Progyny Rx, our integrated pharmacy benefits solution.
•Our clinical outcomes with respect to single embryo transfer rates, pregnancy rate, miscarriage rate, live birth rate, and IVF multiples rate remained superior to national averages.
Details of Our Compensation Program
Compensation Philosophy, Objectives, and Design
Philosophy. We are focused on our mission to empower healthier, supported journeys through transformative fertility, family building, and women’s health benefits. We believe that we are still growing as an organization, and, to continue to be successful, we must hire and retain a talented team of individuals who can help achieve our mission through the successful pursuit of our business goals. We believe that our compensation philosophy helps align our executive team around executing on our mission, which ultimately leads to greater stockholder value. We have provided compensation packages that we view as fair and competitive relative to our peers and market data and that are designed to incentivize our executives to drive superior performance, as our ability to meet and exceed our business goals depends on the skills and contributions of each executive.

Our executive compensation program is designed to reward both short- and long-term performance through a mix of cash and equity compensation, providing our executives with an opportunity to share in the appreciation of our business over time. As the Company has matured, our compensation program has evolved, with a continued emphasis on pay for performance and maintaining a significant portion of compensation “at risk.” We intend to maintain a commitment to strong corporate governance and best practices as we continue to refine and implement our executive compensation program.
Objectives. Consistent with our compensation philosophy, our compensation program for our named executive officers is built to support the following objectives and goals:
•Attract, motivate, and retain highly qualified and productive executives
•Provide a competitive total pay opportunity relative to the practices of our peers and market data
•Motivate executives to reach rigorous corporate objectives that are important to our business and long-term success
•Align executive pay with stockholder interests through equity awards with multi-year vesting

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•Integrate compensation closely with the achievement of our business and performance objectives
Design. Our executive compensation program is designed to motivate, reward, attract, and retain high caliber management deemed essential to ensure our success. The program seeks to align executive compensation with our short- and long-term objectives, business strategy, and financial performance.

What We Do		What We Don’t Do
✓	Deliver a significant portion of executive compensation through variable, at-risk compensation, including annual bonuses and long-term equity incentive awards to align interests with stockholders	Χ	No pledging or hedging of Progyny stock
✓	Engage an independent compensation consultant	Х	No excessive perquisites
✓	Benchmark certain pay against industry peers to offer market-competitive compensation	Х	No supplemental executive retirement plans
✓	Use a pay-for-performance philosophy	Х	No compensation-related tax gross-ups
✓	Hold annual say-on-pay vote	Х	No incentives that encourage excessive risk
✓	Maintain a clawback policy	Х	No stock option repricing without stockholder approval
✓	Limits on non-employee director compensation
Determination of Compensation and Compensation Practices
The compensation committee administers the executive compensation program relating to the compensation of our executive officers, including our named executive officers. The compensation committee annually reviews and approves the compensation of our executives and the Company’s cash and equity incentive plans, including setting corporate goals and objectives upon which the executive compensation program is based, or recommends compensation and arrangements for approval to the board of directors. The compensation committee evaluates our named executive officers’ performance in light of these goals and objectives.
We expect that our compensation committee will continue to make future compensation decisions with respect to our named executive officers. In making executive compensation determinations for 2024, the compensation committee relied on a variety of factors, including compensation data from market survey data published by third parties for use as a general indicator of relevant market conditions and pay practices.
Compensation Mix and “Pay at Risk”
To align pay levels for our NEOs with the Company’s performance, our pay mix includes a strong emphasis on variable incentives. Base salary is the only component of compensation that is “fixed.” Annual cash and equity-based incentives allow for the award of additional compensation to our named executive officers but are in no way guaranteed and are considered to be “variable,” or “at risk,” because these elements are subject to risk and/or the achievement of short- and long-term financial or operational performance objectives. We believe that this balance of fixed and variable compensation is consistent with our executive compensation philosophy and maintains a strong link between our NEOs’ compensation and Company performance, motivating executives to deliver strong business performance and, importantly, to create stockholder value.
Compensation-Setting Factors
When reviewing and approving, or recommending to the board of directors for approval, as applicable, the amount of each compensation element and the target total compensation opportunity for our executive officers, the compensation committee considers the following factors:
•Our performance during the year, based on business and corporate goals and priorities established by our chief executive officer and board of directors;
•Each executive officer’s skills, experience, and qualifications relative to other similarly situated executives at the companies in our compensation peer group;
•The scope of each executive officer’s role relative to other similarly situated executives at the companies in our peer group;
•The performance of each individual executive officer, based on an assessment of their contributions to our overall performance;
•Compensation parity among our executive officers;

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•Our retention goals;
•The compensation practices of our peer group; and
•Our chief executive officer’s recommendations with respect to the compensation of our other executive officers.
These factors provide the framework for compensation decisions for each of our executive officers, including our NEOs. The compensation committee and the board of directors, as applicable, do not assign relative weights or rankings to these factors and do not consider any single factor as determinative in the compensation of our executive officers.
Role of Chief Executive Officer
At the request of the compensation committee, our chief executive officer made recommendations to the compensation committee to assist in determining 2024 compensation levels for the named executive officers other than with respect to his own compensation. The compensation committee considers our chief executive officer’s evaluation and his direct knowledge of each named executive officer’s performance and contributions when making compensation decisions. However, the ultimate decisions regarding 2024 executive compensation were made by the compensation committee.
Role of Compensation Consultant
Our board of directors has, since April 2020, retained Willis Towers Watson, an independent compensation consultant, to provide advisory services to the compensation committee for executive compensation matters, including for a portion of 2024. In May 2024, the compensation committee changed its independent compensation consultant to Semler Brossy, which advised as to compensation for the remainder of 2024. The compensation committee has determined that, for the portion of the year for which each was engaged, both Willis Towers Watson and Semler Brossy were independent and that there was no conflict of interest resulting from retaining Willis Towers Watson or Semler Brossy.
Role of Market Data and Peer Group
On at least an annual basis, our compensation committee analyzes our NEO compensation against competitive market data based on the companies in our peer group. In connection with this annual review, our compensation committee also reviews the Company’s peer group and determines whether changes are necessary. When making compensation decisions in 2024, the compensation committee reviewed and analyzed the compensation analysis and market data provided by its compensation consultants. Our peer group review took into account multiple factors in which we selected companies that were similar in size (primarily revenue), in the healthcare industry, including healthcare services, healthcare technology, and managed healthcare, and with similar direction on industry and business strategy.
In particular, for 2024 compensation determinations, the compensation committee considered compensation data from the public filings of the following companies:

Alignment Healthcare, Inc. (ALHC)	Omnicell, Inc. (OMCL)
Astrana Health, Inc. (ASTH)	Premier, Inc. (PINC)
Azenta, Inc. (AZTA)	Privia Health Group, Inc. (PRVA)
Certara, Inc. (CERT)	QuidelOrtho Corporation (QDEL)
CorVel Corporation (CRVL)	R1 RCM Inc. (RCM)
Evolent Health, Inc. (EVH)	RadNet, Inc. (RDNT)
Haemonetics Corporation (HAE)	Repligen Corporation (RGEN)
HealthEquity, Inc. (HQY)	Sotera Health Company (SHC)
Masimo Corporation (MASI)	Teladoc Health, Inc. (TDOC)
NeoGenomics, Inc. (NEO)
The peer group used to evaluate 2024 compensation was updated from 2023, with the aim of establishing a comprehensive group of peer companies that are comparable to the Company’s size, growth orientation, and business strategy.
As proposed by Semler Brossy, the compensation committee approved adjustments to the peer group in July 2024 for purposes of determining compensation for 2024. In consideration of the criteria previously mentioned and to achieve an approximately median ranking for the Company relative to its peer group, eight companies (Alignment Healthcare, Inc., Astrana Health, Inc., Evolent Health, Inc., Premier, Inc., Privia Health Group, Inc., RadNet, Inc., Sotera Health Company, and Teladoc Health, Inc.) were added to our peer group for 2024 and three companies (Maravai LifeSciences Holdings, Inc., MultiPlan Corporation, and Tandem Diabetes Care) were removed. The compensation committee will continue to make changes to the peer group as warranted to reflect changes in the size, business profile, and

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publicly-listed status of the companies to help ensure that companies comparable in size and business profile to us are included and continue to be appropriate for our compensation decision-making process.
Use of Peer Group
The compensation committee reviewed our named executive officer compensation against the 2024 peer group to ensure that our named executive officer compensation is competitive and sufficient to recruit and retain top talent. Compensation data from public filings of companies in our peer group formed the basis of the competitive analysis and pay mix comparison. While we generally sought to align compensation for our named executive officers to approximately the 65th percentile of our peer group gradually over a two-year period, the compensation committee considered this data as only one factor in its compensation determination process.
Stockholder Input on Executive Compensation

At the 2024 annual meeting of stockholders, the Company provided stockholders with the opportunity to cast an annual advisory vote to approve the Company’s executive compensation. Approximately 97.6% of the shares present by virtual attendance or represented by proxy and entitled to vote on the “2024 say-on-pay advisory vote” were voted in favor of the proposal. We have considered the 2024 say-on-pay advisory vote and believe that the overwhelming support of our stockholders indicates that our stockholders are generally supportive of our approach to executive compensation. The Company considered the outcome of the say-on-pay advisory vote when making compensation decisions regarding its NEOs for 2024 and plans to continue to consider input from stockholders in future years.
Elements of Executive Compensation
Our executive officer compensation packages generally include:
•Base salary;
•Annual performance-based cash incentives; and
•Equity-based compensation.

We believe that our compensation mix supports our objectives of motivating, rewarding, attracting, and retaining high caliber management deemed essential to ensuring our success and aligning executive compensation with our short- and long-term objectives, business strategy, and financial performance. We intend to continue to evaluate the mix of base salary, short-term incentive compensation, and long-term incentive compensation to appropriately align the interests of our named executive officers with those of our stockholders.
Our 2024 equity program provided for serviced-based awards in stock options and restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”) for certain of our named executive officers. The awards represent a long-term, performance-based compensation structure that promotes retention and incentivizes commitment to the operating results of the Company. At this point in our growth cycle, a significant portion of the total compensation of our executive officers (including compensation in respect of outstanding equity awards granted in prior years) is directly tied, through the use of stock options, RSUs, and PSUs, to the growth and long-term success of the Company.
Base Salary
The base salaries of our named executive officers are an important part of their total compensation package and are intended to reflect their respective positions, duties, and responsibilities. The compensation committee reviews executive officer base salaries each year (or otherwise at the time of a new hire or promotion) and makes any adjustments it deems necessary. In setting base salaries, the compensation committee considers changes in responsibilities, individual performance, tenure in position, internal pay equity, Company performance, market data for individuals in similar positions, and advice from our independent compensation consultant. The compensation committee gives no specific weighting to any one factor in setting the level of base salary, and its review process ultimately relies on the subjective exercise of the compensation committee’s judgment. As part of this annual review process, the compensation committee determined that the base salaries for all NEOs, other than Mr. Schlanger, were below market practices. In an effort to improve alignment with the market for their positions, in recognition of the criticality of their roles, and, where applicable, their increased responsibilities, the compensation committee determined to increase the base salaries of our NEOs, other than Mr. Schlanger, to a level that is market competitive. Such increases are being implemented gradually over a two-year period, with two thirds of the overall increase being reflected in 2024 base

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salaries and with the aim for the remainder of the increases to be reflected in 2025 base salaries, subject to further review by the compensation committee.
The following table sets forth the annualized base salaries of our named executive officers for 2024 and 2023:

Named Executive Officer	Fiscal 2024 Annual Base Salary	Fiscal 2023 Annual Base Salary
Peter Anevski	$780,000	$500,000
Mark Livingston	$482,000	$425,000
David Schlanger	$250,000	$250,000
Allison Swartz	$363,000	$350,000
Michael Sturmer	$546,000	$425,000
Annual Performance-Based Bonuses
We consider annual cash incentive bonuses to be an important component of our total compensation program. Annual cash bonuses provide incentives necessary to retain executive officers and drive annual performance of our key short-term corporate goals. Each named executive officer is eligible to receive an annual performance-based cash bonus based on a specified target annual bonus award amount, expressed as a percentage of the named executive officer’s base salary, which may be earned between 0% and 200% of target levels based on achievement of established strategic and individual performance goals. Payments to our named executive officers under our bonus plan are determined by our compensation committee based, in the case of our named executive officers other than our chief executive officer, on recommendations made by our chief executive officer, considering each officer’s contributions to Company performance against our corporate goals and also measured against their own defined job responsibilities.
In 2024, our named executive officers participated in our annual cash incentive bonus program at the following target percentages of base salary as of December 31, 2024:

Named Executive Officer	Target Percentage Salary
Peter Anevski	100%
Mark Livingston	60%
David Schlanger	100%
Allison Swartz	50%
Michael Sturmer	75%
The target bonus opportunities for all NEOs remained the same from 2023 to 2024. For 2024, the maximum achievement opportunity for all executives remained the same limit as 2023, which was equal to 200% of the target bonus potential.
Short-term incentive payments relative to target for our named executive officers are based on the attainment of Company-wide operational objectives and an individualized leadership assessment of each executive, as determined by the compensation committee.
Payments under Our 2024 Bonus Program
For 2024, we operated an annual cash-based incentive program for eligible employees, including our named executive officers, pursuant to which participants are eligible to receive bonuses based on the achievement of certain Company operational and strategic metrics and individual performance metrics (the “2024 Bonus Program”). Bonus payments made under the 2024 Bonus Program are entirely performance-based, are not guaranteed, and may vary materially from year to year. Under the 2024 Bonus Program, the compensation committee assessed whether or not the applicable Company performance goals had been met or exceeded and, based on this performance assessment and each executive’s individualized performance assessment, determined payout levels for each named executive officer based on their respective individual goal achievement relative to its impact on Company performance as well as their target bonus opportunities. Accordingly, the 2024 Bonus Program is designed to pay above-target bonuses when we exceed our annual operational and strategic objectives and below-target bonuses when we do not achieve these objectives.
2024 Bonus Program Performance Objectives
The 2024 Bonus Program included a variety of specified operational and strategic performance criteria based on financial and strategic measures that the compensation committee and the board of directors considered important for both the short-term and long-term health of our business. At the time these objectives were set, the board of directors felt that they were rigorous yet achievable incentive targets for management. The Company does not apply a formula or use a pre-determined weighting when comparing overall performance against the various individual objectives, and no single objective is material in determining individual awards. Rather, they serve as the framework upon which the compensation committee or the chief executive officer evaluates the named executive officer’s overall performance. The evaluation of a named executive officer’s performance relative to these performance metrics involves judgment based on the chief

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executive officer’s observations of, and interaction with, the executive during the year. No single performance objective is material to the evaluation of a named executive officer’s performance; however, these performance goals, which reinforce alignment of Company and stockholder interests, are critical to the evaluation of each named executive officer. The chief executive officer’s evaluation of individual performance is considered when he recommends to the compensation committee, in the case of other named executive officers, annual performance bonus program assessment and payout amounts.
The compensation committee used the measures set forth below in order to determine performance achievement with respect to 2024 bonuses.

Performance Metric/Goal	Actual	Assessment
Achieve our 2024 revenue target	We substantially achieved our 2024 revenue target	Meets expectations
Increase margin on incremental revenue	We partially achieved our target goal	Meets expectations
Achieve our 2025 contractual backlog revenue target	We substantially achieved our target goal	Meets expectations
Maintain our overall employee retention rate	We exceeded our target goal	Exceeds expectations
Increase members who engage digitally	We achieved our target goal	Meets expectations
Increase member utilization of our expanded products	We substantially achieved our target goal	Meets expectations
Maintain member composite satisfaction	We exceeded our target goal	Exceeds expectations
Maintain client composite satisfaction	We achieved our target goal	Meets expectations
Maintain our level of superior outcomes versus national average clinical outcomes in fertility	We exceeded our target goal	Exceeds expectations
Establish outcomes in expanded products	We achieved our target goal	Meets expectations
2024 Bonus Payout Results
In February 2025, the compensation committee reviewed and confirmed the Company’s performance against each of the objectives described above and determined the achievement against each metric within the applicable performance range. Specifically, the compensation committee determined individual payout levels for each NEO relative to their target bonus opportunities based on their respective individual involvement in goal achievement. The compensation committee also considered the degree to which a goal’s achievement directly impacted Company revenue. Due to increases in the base salaries of our NEOs in order to better align our executive compensation program with our peer companies, as discussed above, the target bonus opportunity (which represents a percentage of the

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NEO’s base salary) for 2024 for each of our NEOs, other than Mr. Schlanger, were proportionately increased and represented a year-over-year increase from 2023. Individual goal involvement and achievement for each NEO is summarized in the table below:

Name	Target Bonus	Overall Assessment	Potential Payout Based on Actual Achievement of Performance Goals	Actual Bonus Payout	Specific Achievement
Peter Anevski	$710,000	Meets expectations	$645,327	$568,000	Responsible for achievement of our strategic initiatives for multi-year product expansion, transforming the business from a single-product company into a comprehensive benefit administrator across the full continuum of women’s health.
Mark Livingston	$280,650	Exceeds expectations	$259,095	$224,520	Material billing and collections improvement that resulted in a significant increase to our cash collections.
David Schlanger	$250,000	Meets expectations	$211,652	$200,000	Focused on advancement of strategic initiatives and M&A.
Allison Swartz	$181,500	Exceeds expectations	$164,838	$145,200	Exceeded licensing and accrediting goals; created operational enhancements to improve legal department and company-wide contracting process.
Michael Sturmer	$386,588	Meets expectations	$351,374	$309,270	Expansion of new client base and strategic partnerships, positioning the Company for strong future growth; significantly advanced our growth strategy through M&A and product development.
The compensation committee determined that each of our NEOs either met or exceeded expectations during 2024. Based on the actual level of achievement of the corporate and individual performance goals applicable to each NEO, each NEO could have received a bonus payout as set forth in the column titled “Potential Payout Based on Actual Achievement of Performance Goals” in the table above. While the compensation committee valued and recognized the strong individual performance of each of our NEOs, to reflect the compensation committee’s commitment to awarding compensation based on overall corporate performance, the compensation committee ultimately determined to pay bonuses at 80% of the target level, which resulted in payouts at a lower level than would have been payable based on the actual level of achievement of each NEO’s applicable corporate and individual performance goals.

The actual amounts earned under the 2024 Bonus Program are set forth below in the column of the Summary Compensation Table titled “Non-Equity Incentive Plan Compensation.”
Equity-Based Compensation
We view equity-based compensation as a critical component of our balanced total compensation program, which establishes a performance-oriented culture at the Company for all levels of employees, including our executives. Equity-based compensation creates an ownership culture among our employees that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of our executives with those of our stockholders. Our current equity program provides for awards in stock options, RSUs, and PSUs. We have chosen these types of equity awards because PSUs only have value if the Company achieves certain pre-determined goals, stock options only have value to the extent the Company’s stock price increases from the stock price on the grant date, and RSUs allow for retention and continuity of our leadership team. We rely on these long-term equity awards to attract, motivate, and retain an outstanding executive team and to ensure a strong connection between our executive compensation program and the long-term interests of our stockholders. We do not currently have a formal policy for determining the number of equity-based awards to grant to our

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named executive officers. Our compensation committee reviews and considers data provided by its independent compensation consultant in its assessment of our long-term incentive program for determination of equity-based awards to be granted each year.
The following table sets forth the aggregate number of stock options and RSUs granted to our named executive officers in the 2024 fiscal year. All equity awards granted to our NEOs in 2024 were made under the Progyny, Inc. 2019 Equity Incentive Plan, as amended (the “2019 Plan”).

Named Executive Officer	2024 Stock Options Granted	2024 RSUs Granted
Peter Anevski	—	—
Mark Livingston(1)	45,000	15,000
David Schlanger	—	—
Allison Swartz(1)	45,000	15,000
Michael Sturmer(2)	600,000	250,000
______________________
(1)On March 4, 2024, Mr. Livingston and Ms. Swartz each received a grant of 45,000 stock options at an exercise price of $35.48 and 15,000 RSUs as part of the Company’s annual merit grant process. Each such award vests as to 25% of the award on the first anniversary of the grant date, with the remaining 75% of each award vesting in equal quarterly installments on each quarterly anniversary thereafter over the next three years, subject to the executive’s continued service on each applicable vesting date.
(2)On March 4, 2024, in recognition of significant increases in his duties and responsibilities; his significant efforts to drive the Company’s growth strategy through mergers and acquisitions, expansion of our client base, and the development of strategic partnerships; his leadership in our development of additional products to help us evolve from a single product to a multi-product company; the criticality of retaining him to continue to drive these efforts; and in light of the fact that a majority of the stock options previously granted to Mr. Sturmer have exercise prices that are significantly higher than our current stock price and no longer provided incentive or retentive value, the compensation committee determined to grant Mr. Sturmer 600,000 stock options at an exercise price of $35.48 and 250,000 RSUs as part of the Company’s annual merit grant process. Each such award vests as to 25% of the award on the first anniversary of the grant date, with the remaining 75% of each award vesting in equal quarterly installments on each quarterly anniversary thereafter over the next three years, subject to the executive’s continued service on each applicable vesting date.
As disclosed in our 2023 proxy statement, on January 1, 2022, Mr. Schlanger and Mr. Anevski received grants of 333,000 and 1,000,000 stock options at an exercise price of $50.35, 84,000 and 250,000 RSUs, and 83,000 and 250,000 PSUs, respectively, in connection with their transition to their respective new roles. These awards were intended to compensate them for the two prior years (2020 and 2021) during which they did not receive equity awards. The PSUs granted to Mr. Schlanger and Mr. Anevski in 2022 vest and are earned, if at all, in two equal tranches in the event that specified rigorous corporate revenue targets (as determined by the compensation committee) are achieved over any four consecutive fiscal quarters between the grant date and the fifth anniversary of the grant date. Each tranche of PSUs may be earned at any point prior to the fifth anniversary of the grant date; provided that if either or both tranches have not been earned prior to such date they will be forfeited for no consideration. The design of the PSUs serves to align certain of our key executives’ interests with those of long-term stockholders, incentivizes the achievement of sustained and strong Company financial performance, and creates retentive value.
During 2023, the Company achieved the revenue target associated with the first tranche of the PSUs over four consecutive fiscal quarters as approved by the compensation committee. Given Mr. Schlanger and Mr. Anevski continued to be employed through the date of achievement of such targets, the first tranche of the PSUs fully vested on October 31, 2023, resulting in the settlement of 41,500 and 125,000 PSUs to Mr. Schlanger and Mr. Anevski, respectively. The second tranche of the PSUs remains unvested as the revenue target has not yet been achieved. As such, Mr. Schlanger and Mr. Anevski had 41,500 and 125,000 PSUs, respectively, outstanding as of December 31, 2024.
Due to the multi-year nature of the special equity grants in 2022 to Mr. Schlanger and Mr. Anevski and the overall executive compensation strategy, they did not receive equity grants in 2024.
Other Company Compensation and Benefit Programs for Fiscal 2024
In 2024, in addition to the annual cash and long-term equity compensation programs described above, we provided the named executive officers with benefits consistent with those provided to other Company executives, as described below.
Comprehensive Health and Welfare Benefits Package
We provide a competitive benefits package to all full-time employees, including the named executive officers, that includes health and welfare benefits, such as medical, dental, vision care, disability insurance, and life insurance benefits.

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Limited Perquisites and No Tax Gross-Ups
Since 2021, we have paid limited perquisites to our NEOs, and perquisites, therefore, do not play a significant role in executive compensation. These benefits and their incremental cost to the Company are described in the Summary Compensation Table and its footnotes. The compensation committee believes these perquisites to be reasonable, comparable with peer companies, and consistent with the Company’s overall compensation practices.
Employee Stock Purchase Plan
We maintain an employee stock purchase plan, or ESPP, for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the ESPP on the same terms as other full-time employees. We believe that providing a vehicle for employees to purchase Company stock and participate as owners in value creation adds to the overall desirability of our compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
401(k) Plan
We maintain a 401(k) plan that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Internal Revenue Code (the “Code”) limits, which are updated annually. Currently, we match 50% of the contributions that eligible employees make to the 401(k) plan up to 6% of the employee’s eligible compensation. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made and contributions and earnings on those amounts are not generally taxable to employees until withdrawn or distributed from the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan, and making fully vested matching contributions, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.
Other than our 401(k) plan generally available to all U.S. employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for our executive officers, including our NEOs.
In the future, we may provide different and/or additional compensation components, benefits, and/or perquisites to our named executive officers to ensure that we provide a balanced and comprehensive compensation structure. We believe that it is important to maintain flexibility to adapt our compensation structure to properly attract, motivate, and retain the top executive talent for which we compete. All future practices regarding compensation components, benefits, and/or perquisites will be subject to periodic review by the compensation committee.
Employment Agreements and Severance Benefits
We are party to employment agreements with each of our named executive officers, described in “Employment Arrangements, Severance, and Change in Control Benefits” below. In addition, in May 2024, our compensation committee approved the Progyny, Inc. Executive Severance Plan (the “Severance Plan”) for the benefit of certain executives of the Company. The Severance Plan provides for the payment of severance and other benefits to eligible participants in the event of an involuntary termination of employment by us without “cause,” a resignation of employment by a participant for “good reason,” or termination of a participant’s employment due to death or “disability” (each as defined in the Severance Plan). The benefits available under the Severance Plan are described in “Employment Arrangements, Severance, and Change in Control Benefits” below.
The compensation committee believes the employment agreements and the Severance Plan are essential elements of our executive compensation program and assist the compensation committee in recruiting and retaining talented executives. The compensation committee also believes the benefits provided for under these arrangements serve to minimize the distractions to the executive, reduce the risk that the executive will depart the Company before an acquisition is consummated, and allow the executive to focus on continuing normal business operations and the success of a potential transaction, rather than worrying about how business decisions that may be in our best interest and the interests of our stockholders will impact their own financial security. Further, the employment agreements and the Severance Plan are in line with customary practices at an executive level at our peer companies.
Tax and Accounting Considerations
Section 409A of the Code
Section 409A of the Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments, and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes, and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Code.

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Section 280G of the Code
Section 280G of the Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% penalty on the individual receiving the excess payment.
Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans, including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G of the Code based on the executive’s prior compensation. In approving the compensation arrangements for our named executive officers in the future, the compensation committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G of the Code. However, the compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.
Section 162(m) of the Code
Section 162(m) of the Code generally sets a limit of $1 million on the amount of compensation that we may deduct for federal income tax purposes in any given year with respect to the compensation of certain executives, including each of our named executive officers. Historically, compensation that qualified as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million limit. This exception was repealed with the Tax Cuts and Jobs Act of 2017, effective for taxable years beginning after 2017, subject to transition rules for compensation plans or agreements of corporations that are privately held and that become publicly held in an initial public offering. This transition period following the Company’s initial public offering expired as of the Company’s annual stockholders meeting in 2023.
While the compensation committee may consider the deductibility of compensation as a factor in determining executive compensation, the compensation committee retains the discretion to award and pay compensation that is not deductible as it believes that it is in the best interests of our stockholders to maintain flexibility in our approach to executive compensation and to structure a program that we consider to be the most effective in attracting, motivating, and retaining key executives, without regard to the deductibility of compensation.
Accounting Standards
ASC Topic 718 requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC Topic 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of RSUs and performance units under our equity incentive award plans will be accounted for under ASC Topic 718. The compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.
Responsible Equity Grant Practices
Our equity grant practices ensure all grants are made on fixed grant dates and at exercise prices or grant prices equal to the fair market value of our common stock on such dates. Equity grants are awarded under our stockholder approved plans, and we do not backdate, reprice, or grant equity awards retroactively. Our stockholder approved equity plans prohibit repricing of awards or exchanges of underwater stock options for cash or other securities without stockholder approval.
We have the following practices regarding equity compensation grants:
•It is the compensation committee’s policy to grant ordinary course annual equity awards on the day of the compensation committee’s regularly scheduled meeting held each year, which is scheduled approximately six months in advance. At the compensation committee meeting, the compensation committee approves each named executive officer’s equity award.
•The Company does not schedule its equity grants in anticipation of the release of material nonpublic information nor does the Company time the release of material nonpublic information based on grant dates of equity. In the event material nonpublic information becomes known to the compensation committee prior to granting an equity award, the compensation committee will take the existence of such information into consideration and use its business judgment to determine whether to delay the grant of equity to avoid any appearance of impropriety.
•Equity award accounting complies with generally accepted accounting principles in the United States and is transparently disclosed in our SEC filings.
Clawback Policy
In August 2023, our board of directors approved the Progyny, Inc. Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), which was effective as of December 1, 2023. The Clawback Policy was adopted to comply with Section 10D of the Exchange Act and the Nasdaq listing standards adopted in 2023 as mandated by the Dodd-Frank Act. Under the Clawback Policy, which

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applies to the Company’s current and former Section 16 officers, the Company must promptly recover erroneously awarded incentive-based compensation, subject to limited exceptions. Recovery is triggered by accounting restatements that correct errors that are material to previously issued financial statements (“Big R” restatements), as well as restatements that correct errors that are not material to previously issued financial statements but would result in a material misstatement if (1) the errors were left uncorrected in the current report or (2) the error correction was recognized in the current period (“little r” restatements). The Clawback Policy does not provide for enforcement discretion by the compensation committee or the board of directors and requires recovery regardless of whether a covered person engaged in any misconduct or is at fault. A copy of the Clawback Policy is filed as Exhibit 97 to the Annual Report.
Stock Ownership Guidelines
The compensation committee explored implementing stock ownership guidelines for executive officers and non-employee directors in 2023, but ultimately concluded that, at that time, all of our then-current executive officers and non-employee directors held sufficient equity interests. As a result, the compensation committee determined that it was not necessary to adopt any formal stock ownership guidelines at that time to protect the interests of our stockholders or to further align the interests of executive officers and non-employee directors with those of our stockholders.
Compensation Policies and Practices as Related to Risk Management
The compensation committee reviews and considers the risks associated with our compensation program, and after considering these factors, the compensation committee and management do not believe that the Company maintains compensation policies or practices that are reasonably likely to have a material adverse effect on the Company. Our employees’ base salaries are fixed in amount, and thus we do not believe that they encourage excessive risk-taking. A significant portion of the compensation provided to our employees is in the form of long-term equity-based incentives that we believe are important to help align our employees’ interests with those of our stockholders. We do not believe that these equity-based incentives encourage unnecessary or excessive risk taking because their ultimate value is tied to our stock price.

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Compensation Committee Report
The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management. Based on such review and discussion, the compensation committee recommended to our board of directors that the “Compensation Discussion and Analysis” section be included in this proxy statement and incorporated by reference in the Company’s Annual Report.
Fred Cohen, M.D., D.Phil., Chair
Roger Holstein
Debra Morris
Jeff Park

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2024 Summary Compensation Table
The following table sets forth information about the compensation of our named executive officers for the years ended December 31, 2024, December 31, 2023, and December 31, 2022. In accordance with the rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from this table.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Peter Anevski Chief Executive Officer	2024	780,000	—	—	—	568,000	13,112	1,361,112
	2023	500,000	—	—	—	580,000	13,512	1,093,512
	2022	500,000	—	25,175,000	42,393,600	500,000	11,472	68,580,072
Mark Livingston Chief Financial Officer	2024	482,000	—	532,200	884,079	224,520	15,570	2,138,369
	2023	425,000	—	253,610	395,728	310,000	14,562	1,398,900
	2022	425,000	—	—	5,339,500	255,000	13,872	6,033,372
David Schlanger Executive Chairman	2024	250,000	—	—	—	200,000	18,168	468,168
	2023	250,000	—	—	—	250,000	13,569	513,569
	2022	250,000	—	8,408,450	8,427,298	250,000	10,408	17,346,156
Allison Swartz EVP, General Counsel and Secretary	2024	363,000	—	532,200	884,079	145,200	7,649	1,932,128
	2023	350,000	—	—	—	190,000	6,222	546,222
	2022	33,205	140,000	2,215,200	3,503,675	—	149	5,892,229
Michael Sturmer President	2024	546,000	—	8,870,000	11,787,720	309,270	12,244	21,525,234
	2023	425,000	—	253,610	395,728	400,000	11,493	1,485,831
	2022	425,000	—	311,710	6,862,078	325,000	11,498	7,935,286
______________________
(1)For 2022, amounts reflect a sign-on bonus for Ms. Swartz, who commenced employment with the company on November 28, 2022, as well as a discretionary performance bonus for Ms. Swartz for 2022, which the compensation committee determined to pay Ms. Swartz due to her immediate constructive impact to the legal team and assistance in finalizing the 2022 selling season contracts.
(2)Amounts reported represent the aggregate grant date fair value of stock options and stock awards, including those with performance-based vesting, granted to our named executive officers, computed in accordance with ASC Topic 718 and for stock options, using Black-Scholes, excluding the estimated effect of forfeitures. The grant date fair values may differ from the approved values in the Compensation Discussion and Analysis because of the accounting methodology used to report the PSUs in this column, as required by SEC rules. The assumptions used in calculating the grant date fair value of the stock options and stock awards reported in these columns are set forth in Note 10 of our audited consolidated financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the executive officer.
(3)Amounts shown represent the named executive officers’ total performance-based cash bonuses earned for 2024, 2023, and 2022, as applicable, based on the achievement of performance goals as determined by our compensation committee.
(4)For Mr. Anevski for 2024, this amount includes 401(k) matching contributions of $9,500 and payment of term life insurance premiums of $3,612. For Mr. Livingston for 2024, this amount includes 401(k) matching contributions of $10,350; payment of term life insurance premiums of $3,612; and HSA employer contributions of $1,608. For Mr. Schlanger for 2024, this amount includes 401(k) matching contributions of $7,500 and payment of term life insurance premiums of $10,668. For Ms. Swartz for 2024, this amount includes 401(k) matching contributions of $6,893 and payment of term life insurance premiums of $756. For Mr. Sturmer for 2024, this amount includes 401(k) matching contributions of $10,180; payment of term life insurance premiums of $1,260; and HSA employer contributions of $804. For Mr. Anevski for 2023, this amount includes 401(k) matching contributions of $9,900 and payment of term life insurance premiums of $3,612. For Mr. Livingston for 2023, this amount includes 401(k) matching contributions of $9,450; payment of term life insurance premiums of $3,612; and HSA employer contributions of $1,500. For Mr. Schlanger for 2023, this amount includes 401(k) matching contributions of $8,025 and payment of term life insurance premiums of $5,544. For Ms. Swartz for 2023, this amount includes 401(k) matching contributions of $5,550 and payment of term life insurance premiums of $672. For Mr. Sturmer for 2023, this amount includes 401(k) matching contributions of $9,483; payment of term life insurance premiums of $1,260; and HSA employer contributions of $750. For Mr. Anevski for 2022, this amount includes 401(k) matching contributions of $9,150 and payment of term life insurance premiums of $2,322. For Mr. Livingston for 2022, this amount includes 401(k) matching contributions of $9,150; payment of term life insurance premiums of $2,322; cell phone reimbursements of $900; and HSA employer contributions of $1,500. For Mr. Schlanger for 2022, this amount includes 401(k) matching contributions of $6,843 and payment of term life insurance premiums of $3,564. For Ms. Swartz for 2022, this amount includes payment of term life insurance premiums of $36 and cell phone reimbursements of $113. For Mr. Sturmer for 2022, this amount includes 401(k) matching contributions of $9,150;

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payment of term life insurance premiums of $810; HSA employer contributions of $750; and cell phone reimbursements of $788. On occasion, NEOs may travel via leased aircraft for business activities integrally and directly related to the NEO’s duties. As such, these amounts are not considered compensation and are not included in this table.

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Grants of Plan-Based Awards — Fiscal Year 2024
The following table shows all plan-based awards granted to the named executive officers during 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)
Peter Anevski	N/A		—	710,000	1,420,000		—	—		—	—
Mark Livingston	N/A		—	280,650	561,300		—	—		—	—
	3/4/24(3)		—	—	—		15,000	—		—	532,200
	3/4/24(3)		—	—	—		—	45,000		35.48	884,079
David Schlanger	N/A		—	250,000	500,000		—	—		—	—
Allison Swartz	N/A		—	181,500	363,000		—	—		—	—
	3/4/24(3)	—	—	—	—	—	15,000	—	—	—	532,200
	3/4/24(3)		—	—	—		—	45,000		35.48	884,079
Michael Sturmer	N/A		—	386,588	773,176		—	—		—	—
	3/4/24(3)		—	—	—		250,000	—		—	8,870,000
	3/4/24(3)		—	—	—		—	600,000		35.48	11,787,720
(1)These columns show the range of estimated payouts targeted for 2024 performance bonuses under our 2024 Bonus Program for our executive officers as described above in the section titled “Elements of Executive Compensation.” The actual cash bonus payments made in 2025 based on 2024 performance are set forth in the Summary Compensation Table in the column titled “Non-Equity Incentive Plan Compensation.”
(2)Amounts reported represent the aggregate grant date fair value of stock options and stock awards granted to our named executive officers in 2024, computed in accordance with ASC Topic 718 and for stock options, using Black-Scholes, excluding the estimated effect of forfeitures. The grant date fair values may differ from the approved values in the Compensation Discussion and Analysis because of the accounting methodology used to report the PSUs in this column, as required by SEC rules. The assumptions used in calculating the grant date fair value of the stock options and stock awards reported in this column are set forth in Note 10 to our audited consolidated financial statements included in the Annual Report. This amount does not reflect the actual economic value that may be realized by the executive officer.
(3)On March 4, 2024, Mr. Livingston and Ms. Swartz each received grants of 45,000 stock options at an exercise price of $35.48 and 15,000 RSUs, and Mr. Sturmer received a grant of 600,000 stock options at an exercise price of $35.48 and 250,000 RSUs. Each such award vests as to 25% of the award on the first anniversary of the grant date, with the remaining 75% of each award vesting in equal quarterly installments on each quarterly anniversary thereafter over the next three years, subject to the executive’s continued service on each applicable vesting date.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
The Company’s executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, are described above under “Compensation Discussion and Analysis.”

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Outstanding Equity Awards at 2024 Fiscal Year-End
The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Peter Anevski	10/18/2022	400,000(2)	400,000(2)	39.39	10/17/2032	—	—	—	—
	1/1/2022	687,500(3)	312,500(3)	50.35	12/31/2031	—	—	—	—
	1/1/2022	—	—	—	—	78,125(3)	1,347,656	—	—
	1/1/2022	—	—	—	—	—	—	125,000(4)	2,156,250
	5/24/2019	715,556(5)	—	3.95	5/23/2029	—	—	—	—
	8/17/2018	34,042(6)	—	1.50	8/16/2028	—	—	—	—
	8/4/2017	472,107(6)	—	0.91	8/3/2027	—	—	—	—
Mark Livingston	3/4/2024	—	45,000(7)	35.48	3/3/2034	—	—	—	—
	3/4/2024	—	—	—	—	15,000(7)	258,750	—	—
	3/2/2023	8,750(8)	11,250(8)	36.23	3/2/2033	—	—	—	—
	3/2/2023	—	—	—	—	3,935(8)	67,879	—	—
	10/18/2022	125,000(2)	125,000(2)	39.39	10/17/2032	—	—	—	—
	9/1/2021	203,125(9)	46,875(9)	56.29	8/31/2031	—	—	—	—
	9/1/2021	—	—	—	—	14,061(9)	242,552	—	—
	3/3/2021	18,750(10)	1,250(10)	42.78	3/2/2031	—	—	—	—
	3/3/2021	—	—	—	—	437(10)	7,538	—	—
	3/9/2020	6,186(11)	—	23.16	3/8/2030	—	—	—	—
David Schlanger	1/1/2022	228,940(3)	104,060(3)	50.35	12/31/2031	—	—	—	—
	1/1/2022	—	—	—	—	26,250(3)	452,813	—	—
	1/1/2022	—	—	—	—	—	—	41,500(4)	715,875
	5/24/2019	1,309,022(5)	—	3.95	5/23/2029	—	—	—	—
	8/17/2018	202,794(6)	—	1.50	8/16/2028	—	—	—	—
	8/4/2017	232,229(6)	—	0.91	8/3/2027	—	—	—	—
Allison Swartz	3/4/2024	—	45,000(7)	35.48	3/3/2034	—	—	—	—
	3/4/2024	—	—	—	—	15,000(7)	258,750	—	—
	11/28/2022	87,503(12)	87,497(12)	36.92	11/27/2032	—	—	—	—
	11/28/2022	—	—	—	—	30,000(12)	517,500	—	—
Michael Sturmer	3/4/2024	—	600,000(7)	35.48	3/3/2034	—	—	—	—
	3/4/2024	—	—	—	—	250,000(7)	4,312,500	—	—
	3/2/2023	8,750(8)	11,250(8)	36.23	3/2/2033	—	—	—	—
	3/2/2023	—	—	—	—	3,935(8)	67,879	—	—
	10/18/2022	150,000(2)	150,000(2)	39.39	10/17/2032	—	—	—	—
	3/2/2022	13,750(13)	6,250(13)	44.53	3/1/2032	—	—	—	—
	3/2/2022	—	—	—	—	2,185(13)	37,691	—	—
	3/3/2021	562,500(10)	37,500(10)	42.78	3/2/2031	—	—	—	—
	3/3/2021	—	—	—	—	15,625(10)	269,531	—	—
______________________
(1)For stock awards, this value is based on the closing price of our common stock on December 31, 2024 of $17.25.
(2)Each such award vested as to 25% of the award on October 18, 2023, with the remaining 75% of such award vesting in equal quarterly installments thereafter over the next three years, subject to the executive’s continued service on each applicable vesting date.

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(3)Each such award vested as to 25% of the award on January 1, 2023, with the remaining 75% of such award vesting in equal quarterly installments thereafter over the next three years, subject to the executive’s continued service on each applicable vesting date.
(4)Each such award will vest and be earned, if at all, in one tranche in the event that specified rigorous revenue targets (as determined by the compensation committee) are achieved over any four consecutive fiscal quarters between the grant date and the fifth anniversary of the grant date, in each case subject to the executive’s continued service on each applicable vesting date, as described above in the section titled “Elements of Executive Compensation.”
(5)Each such award vested as to 25% of the award on May 23, 2020, with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service on each applicable vesting date.
(6)Each such award vested as to 25% of the award on January 16, 2018, with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service on each applicable vesting date.
(7)Each such award vested as to 25% of the award on March 4, 2025, with the remaining 75% of such award vesting in equal monthly installments on each quarterly anniversary thereafter over the next three years, subject to the executive’s continued service on each applicable vesting date.
(8)Each such award vested as to 25% of the award on March 2, 2024, with the remaining 75% of such award vesting in equal quarterly installments thereafter over the next three years, subject to the executive’s continued service on each applicable vesting date.
(9)Each such award vested as to 25% of the award on September 1, 2022, with the remaining 75% of such award vesting in equal quarterly installments thereafter over the next three years, subject to the executive’s continued service on each applicable vesting date.
(10)Each such award vested as to 25% of the award on February 26, 2022 (or February 25, 2022 for Mr. Sturmer’s March 3rd RSU grant), with the remaining 75% of such award vesting in equal quarterly installments thereafter over the next three years, subject to the executive’s continued service on each applicable vesting date.
(11)Each such award vested as to 25% of the award on March 9, 2021, with the remaining 75% of such award vesting in equal quarterly installments thereafter over the next three years, subject to the executive’s continued service on each applicable vesting date.
(12)Each such award vested as to 25% of the award on November 28, 2023, with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service on each applicable vesting date.
(13)Each such award vested as to 25% of the award on March 2, 2023, with the remaining 75% of such award vesting in equal monthly installments on each monthly anniversary thereafter over the next three years, subject to the executive’s continued service on each applicable vesting date.

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Option Exercises and Stock Vested — Fiscal Year 2024
The following table shows the number of shares acquired upon exercise of stock option awards and the vesting of stock awards during 2024 and the value realized upon such exercise and vesting.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(8)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(9)
Peter Anevski	—	—	62,500(2)	1,885,938
Mark Livingston	86,627(3)	2,886,016	23,779(4)	625,385
David Schlanger	241,000	8,220,220	21,000(5)	633,675
Allison Swartz	—	—	15,000(6)	393,225
Michael Sturmer	—	—	67,315(7)	1,749,446
______________________
(1)Represents the gross number of shares acquired on the exercise of stock options or vesting of RSUs, as applicable, without taking into account any shares withheld to satisfy applicable tax obligations.
(2)After withholding shares sufficient to cover applicable taxes and fees upon the vesting of RSUs, Mr. Anevski received a total of 32,703 net shares.
(3)After withholding shares sufficient to cover applicable taxes and fees upon the exercise of stock options, Mr. Livingston received a total of 37,665 net shares.
(4)After withholding shares sufficient to cover applicable taxes and fees upon the vesting of RSUs, Mr. Livingston received a total of 11,633 net shares.
(5)After withholding shares sufficient to cover applicable taxes and fees upon the vesting of RSUs, Mr. Schlanger received a total of 10,830 net shares.
(6)After withholding shares sufficient to cover applicable taxes and fees upon the vesting of RSUs, Ms. Swartz received a total of 9,435 net shares.
(7)After withholding shares sufficient to cover applicable taxes and fees upon the vesting of RSUs, Mr. Sturmer received a total of 35,465 net shares.
(8)Represents the value of the exercised stock options, calculated by multiplying (a) the number of vested stock options exercised by (b) the market price at time of exercise, less the exercise price of such stock options. The individual totals may include multiple exercise transactions during the year.
(9)Represents the value of the vested RSUs, calculated by multiplying (a) the number of vested RSUs by (b) the closing stock price of the immediately preceding trading day. The individual totals may include multiple vesting transactions during the year.

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Potential Payments upon Termination or Change in Control
This section describes the benefits payable to our named executive officers in the event of termination of employment or a change in control.
Employment Arrangements, Severance, and Change in Control Benefits
We are party to employment agreements with each of our named executive officers. The arrangements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, bonus targets, eligibility for employee benefits, and severance benefits upon a qualifying termination of employment, subject to such named executive officer executing a separation agreement and general release of claims with us.
In addition, in May 2024, our compensation committee approved the Severance Plan for the benefit of certain executives of the Company. The Severance Plan provides for the payment of severance and other benefits to eligible participants in the event of an involuntary termination of employment by us without “cause,” a resignation of employment by a participant for “good reason,” or termination of a participant’s employment due to death or “disability” (each as defined in the Severance Plan).
With respect to each participant, the Severance Plan provides that, upon a qualifying termination, the participant will be eligible to receive: (i) an amount equal to twelve (12) months of base salary, payable in equal installments; (ii) a pro-rated amount of the participant’s annual bonus, payable in a lump sum; (iii) subsidized COBRA during the twelve (12)-month severance period; (iv) any time-based equity awards that are scheduled to vest during the twelve (12)-month period following a participant’s termination date will become vested; and (v) any performance-based equity awards shall become 100% vested, unless otherwise provided in the applicable award agreement governing such award (collectively, the “Severance Benefits”).
Upon a qualifying termination that occurs within one (1) month prior to or the twelve (12)-month period immediately following a “change of control” (as defined in the Severance Plan), a participant will be eligible to receive (i) the Severance Benefits, (ii) accelerated vesting of 100% of their then-unvested time-based equity awards, and (iii) accelerated vesting of their then-outstanding performance-based equity awards at the greater of target or actual level of achievement of any applicable performance conditions, unless otherwise provided in the applicable award agreement governing such award. In addition, all cash amounts shall be paid in a single lump sum.
In the event that a participant’s employment is terminated due to death or disability, the participant will be eligible to receive only accelerated vesting of 100% of their then-unvested time-based equity awards.
To the extent that a participant is eligible to receive a greater severance benefit under an employment agreement currently in effect with the Company, such participant will receive the greater of (x) the benefit under the Severance Plan or (y) the benefit under such participant’s employment agreement. A participant’s right to receive the severance payments and benefits is subject to their execution and non-revocation of a general release of claims in favor of the Company and their continued compliance with any applicable restrictive covenants.
The foregoing description of the Severance Plan is qualified in its entirety by reference to the complete text of the Severance Plan, a copy of which is filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q filed on May 10, 2024 and is incorporated herein by reference.
Peter Anevski
Effective January 1, 2022, we entered into a new employment agreement with Mr. Anevski in connection with his transition to our chief executive officer.
Pursuant to his employment agreement, Mr. Anevski will be eligible to receive the following severance benefits if he is terminated without “cause” or if he resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his employment agreement): (1) continued payment of his then-current base salary for a period of twelve (12) months, payable in installments; (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned, as determined by our board of directors; (3) payment of COBRA premiums for him (and his eligible dependents) for up to twelve (12) months following his termination; (4) twelve (12) months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards other than the 250,000 PSUs granted on January 1, 2022; (5) 100% vesting of the 250,000 PSUs granted on January 1, 2022; and (6) his stock options will remain exercisable for twelve (12) months following his date of termination (but no later than the expiration of the original term).
If Mr. Anevski is terminated “without cause” or resigns for “good reason” within one (1) month prior to or within two (2) years following an “acquisition” (as defined in his employment agreement), he will be eligible to receive the payments described in the preceding paragraph, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment, including 100% vesting of any unvested PSUs, and his stock options will remain exercisable for twelve (12) months following his date of termination (but no later than the expiration of the original term). Resignation by Mr. Anevski for “good reason” within two (2) years of an “acquisition” includes resignation by Mr. Anevski for any or no reason after the nine (9)-month anniversary of an acquisition.

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If Mr. Anevski resigns without “good reason” or is terminated for “cause,” he will not be entitled to any severance benefits, his equity awards will no longer vest, and all payments, other than those already earned, will terminate.
If Mr. Anevski is terminated due to his disability, his then-outstanding stock options will be exercisable for twelve (12) months following his last day of employment but no later than the expiration of the original term.
If Mr. Anevski’s employment is terminated due to his death, his then-outstanding equity awards will accelerate in full.
Mr. Anevski’s severance benefits are conditioned, among other things, on his compliance with his post-termination obligations under his employment agreement and timely signing (and not revoking) a separation agreement and general release of claims in our favor.
To the extent any benefit under the Severance Plan is more beneficial to Mr. Anevski than the benefits that apply under his employment agreement, Mr. Anevski is eligible to receive such benefit under the Severance Plan.
Mark Livingston
Effective June 7, 2022, we entered into a new employment agreement with Mr. Livingston.
Pursuant to his employment agreement, Mr. Livingston will be eligible to receive the following severance benefits if he is terminated without “cause” or if he resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his employment agreement): (1) continued payment of his then-current base salary for a period of six (6) months, payable in equal installments; (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned, as determined by our board of directors; (3) payment of COBRA premiums for him (and his eligible dependents) for up to six (6) months following his termination; (4) six (6) months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards; and (5) his stock options will remain exercisable for twelve (12) months following his termination.
If Mr. Livingston is terminated without “cause” or resigns for “good reason” within one (1) month prior to or within two (2) years following an “acquisition” (as defined in his employment agreement), he will be eligible to receive the payments described in the preceding paragraph, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment.
If Mr. Livingston resigns without “good reason” or is terminated for “cause,” he will not be entitled to any severance benefits, his equity awards will no longer vest, and all payments, other than those already earned, will terminate.
If Mr. Livingston is terminated due to his disability, his then-outstanding stock options will be exercisable for twelve (12) months following his last day of employment.
If Mr. Livingston’s employment is terminated due to his death, his then-outstanding equity awards will accelerate in full.
Mr. Livingston’s severance benefits are conditioned, among other things, on his compliance with his post-termination obligations under his employment agreement and timely signing (and not revoking) a separation agreement and general release of claims in our favor.
To the extent any benefit under the Severance Plan is more beneficial to Mr. Livingston than the benefits that apply under his employment agreement, Mr. Livingston is eligible to receive such benefit under the Severance Plan.
David Schlanger
Effective January 1, 2022, we entered into a new employment agreement with Mr. Schlanger in connection with his transition to our executive chairman.
Pursuant to his employment agreement, Mr. Schlanger will be eligible to receive the following severance benefits if he is terminated without “cause” or if he resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his employment agreement): (1) continued payment of his then-current base salary for a period of twelve (12) months, payable in installments; (2) payment of his current year target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned, as determined by our board of directors; (3) payment of COBRA premiums for him (and his eligible dependents) for up to twelve (12) months following his termination; (4) twelve (12) months of accelerated vesting of any of his then-unvested shares subject to outstanding equity awards other than the 83,000 PSUs granted to him on January 1, 2022; (5) 100% vesting of the 83,000 PSUs granted to him on January 1, 2022; and (6) his stock options will remain exercisable for twelve (12) months following his termination.
If Mr. Schlanger is terminated without “cause” or resigns for “good reason” within one (1) month prior to or within two (2) years following an “acquisition” (as defined in his employment agreement), he will be eligible to receive the payments described in the preceding paragraph, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment, including 100% of any unvested PSUs. Resignation by Mr. Schlanger for “good reason” within two (2) years of an “acquisition” includes resignation by Mr. Schlanger for any or no reason after the nine (9)-month anniversary of an acquisition.

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If Mr. Schlanger resigns without “good reason” or is terminated for “cause,” he will not be entitled to any severance benefits, his stock options will no longer vest, and all payments, other than those already earned, will terminate.
If Mr. Schlanger is terminated due to his disability, his then-outstanding stock options will be exercisable for twelve (12) months following his last day of employment.
If Mr. Schlanger’s employment is terminated due to his death, his then-outstanding equity awards will accelerate in full.
Mr. Schlanger’s severance benefits are conditioned, among other things, on his compliance with his post-termination obligations under his employment agreement and timely signing (and not revoking) a separation agreement and general release of claims in our favor.
To the extent any benefit under the Severance Plan is more beneficial to Mr. Schlanger than the benefits that apply under his employment agreement, Mr. Schlanger is eligible to receive such benefit under the Severance Plan.
Allison Swartz

Effective October 27, 2022, we entered into an employment agreement with Ms. Swartz as our Executive Vice President, General Counsel. Ms. Swartz is not entitled to any severance benefits pursuant to her employment agreement. Ms. Swartz is entitled to severance benefits under the Severance Plan, as described above.
Michael Sturmer
Effective January 1, 2022, we entered into a new employment agreement with Mr. Sturmer.
Pursuant to his employment agreement, Mr. Sturmer will be eligible to receive the following severance benefits if he is terminated without “cause” or if he resigns for “good reason” outside of the “change of control severance period” (as those terms are defined in his employment agreement): (1) continued payment of his then-current base salary for a period of twelve (12) months, payable in equal installments; (2) payment of his current target bonus, prorated based on completed months of service to the date of termination, as well as any bonus relating to the prior year to the extent earned, as determined by our board of directors; (3) payment of COBRA premiums for him (and his eligible dependents) for up to twelve (12) months following his termination; (4) twelve (12) months of continued vesting of any of his then-unvested shares subject to outstanding equity awards; and (5) his stock options will remain exercisable for six (6) months following his termination.
If Mr. Sturmer is terminated without “cause” or resigns for “good reason” within one (1) month prior to or within one (1) year following an “acquisition” (as defined in his employment agreement), he will be eligible to receive the payments described in the preceding paragraph, except that any then-unvested outstanding equity awards will become vested in their entirety as of the last day of his employment.
If Mr. Sturmer resigns without “good reason” or is terminated for “cause” or due to his disability, he will not be entitled to any severance benefits, his equity awards will no longer vest, and all payments, other than those already earned, will terminate.
If Mr. Sturmer is terminated due to his death, his then-outstanding equity awards will accelerate in full.
Mr. Sturmer’s severance benefits are conditioned, among other things, on his compliance with his post-termination obligations under his employment agreement and timely signing (and not revoking) a separation agreement and general release of claims in our favor.
To the extent any benefit under the Severance Plan is more beneficial to Mr. Sturmer than the benefits that apply under his employment agreement, Mr. Sturmer is eligible to receive such benefit under the Severance Plan.
Equity Plans
Pursuant to our Progyny, Inc. 2017 Equity Incentive Plan, as amended (the “2017 Plan”), and the 2019 Plan, in the event any of our employees, including our executives, are terminated by reason of death, such employee will be entitled to accelerated vesting of their then-unvested service-based awards. In the event of a termination of employment for any other reason, other than as set forth in an executive’s employment agreement or the Severance Plan (as described above), any unvested equity awards will be forfeited.

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Summary of Potential Payments upon Termination or Change in Control
The following table summarizes the payments that would be made to our named executive officers who remained employed as of December 31, 2024 upon the occurrence of certain qualifying terminations of employment or a change in control, in any case, occurring on December 31, 2024. Amounts shown do not include (i) accrued but unpaid base salary through the date of termination or (ii) other benefits earned or accrued by the named executive officer during their employment that are available to all salaried employees, such as accrued vacation. There can be no assurance that a triggering event will produce the same or similar results as those estimated below if such event occurs on any other date or at any other price or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Name	Benefit	Termination without Cause or Resignation for Good Reason (No Change in Control) ($)	Termination without Cause or Resignation for Good Reason following a Change in Control ($)(1)	Death ($)	Disability ($)
Peter Anevski	Cash	1,490,000(2)	1,490,000(2)	—	—
	Equity Acceleration	3,234,375(3)	3,503,906(4)	3,503,906(5)	1,347,656(6)
	All Other Payments or Benefits	35,074(7)	35,074(7)	—	—
	Total	4,759,449	5,028,980	3,503,906	1,347,656
Mark Livingston	Cash	762,650(2)	762,650(2)	—	—
	Equity Acceleration	393,524(3)	576,719(4)	576,719(5)	576,719(6)
	All Other Payments or Benefits	29,031(7)	29,031(7)	—	—
	Total	1,185,205	1,368,400	576,719	576,719
David Schlanger	Cash	500,000(2)	500,000(2)	—	—
	Equity Acceleration	1,078,125(3)	1,168,688(4)	1,168,688(5)	452,813(6)
	All Other Payments or Benefits	24,397(7)	24,397(7)	—	—
	Total	1,602,522	1,693,085	1,168,688	452,813
Allison Swartz	Cash	544,500(2)	544,500(2)	—	—
	Equity Acceleration	371,996(3)	776,250(4)	776,250(5)	776,250(6)
	All Other Payments or Benefits	23,803(7)	23,803(7)	—	—
	Total	940,299	1,344,553	776,250	776,250
Michael Sturmer	Cash	932,588(2)	932,588(2)	—	—
	Equity Acceleration	2,216,591(3)	4,687,601(4)	4,687,601(5)	4,687,601(6)
	All Other Payments or Benefits	9,795(7)	9,795(7)	—	—
	Total	3,158,974	5,629,984	4,687,601	4,687,601
______________________
(1)Pursuant to their terms, the equity awards held by our named executive officers will not automatically accelerate in connection with a change in control unless they are not assumed or substituted in connection with the change in control.
(2)Represents payment equal to (a) 12 months of the executive’s base salary at termination for the year ended December 31, 2024 and (b) the executive’s full target bonus for such year of termination (without proration assuming a termination date of December 31, 2024).
(3)Represents the value of 12 months of unvested time-based equity awards and 100% of unvested performance-based equity awards that would be subject to accelerated vesting based upon the closing price of our common stock on December 31, 2024 of $17.25 (and less, in the case of stock option awards, the exercise price). These values do not include stock options that have an exercise price that is less than the closing price of our common stock on December 31, 2024 and as a result are underwater.
(4)Represents the value of all unvested equity awards that would be subject to accelerated vesting based upon the closing price of our common stock on December 31, 2024 of $17.25 (and less, in the case of stock option awards, the exercise price). These values do not include stock options that have an exercise price that is less than the closing price of our common stock on December 31, 2024 and as a result are underwater.
(5)Represents the value of (1) 100% of unvested time-based equity awards that would be subject to accelerated vesting and (2) for all NEOs (other than Ms. Swartz) 100% of unvested performance-based equity awards that would be subject to accelerated vesting based upon the closing price of our common stock on December 31, 2024 of $17.25. These values do not include stock options that have an exercise price that is less than the closing price of our common stock on December 31, 2024 and as a result are underwater.

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(6)Represents the value of 100% of unvested time-based equity awards that would be subject to accelerated vesting based upon the closing price of our common stock on December 31, 2024 of $17.25. These values do not include stock options that have an exercise price that is less than the closing price of our common stock on December 31, 2024 and as a result are underwater.
(7)Represents the estimated costs of continuation of group health benefits for 12 months following the executive’s termination.
For all NEOs, upon a termination by the Company (i) for “cause” (as defined in the relevant employment agreement or in the Severance Plan, as applicable, or as determined in accordance with the applicable equity plan) or (ii) due to a voluntary resignation without “good reason” (as defined in the relevant employment agreement or in the Severance Plan, as applicable), no severance benefits are payable to the NEO.
Under the Severance Plan, and for Mr. Anevski and Mr. Schlanger under the terms of their respective employment agreements, if payments and benefits provided to the NEO would constitute an “excess parachute payment” for purposes of Section 280G of the Code, the NEO will either have his payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of his payment and benefits, whichever results in the greater after-tax benefit, taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state, and local taxes.

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CEO Pay Ratio
Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K, we are required to disclose the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all our employees (other than our chief executive officer). Our CEO Pay Ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
For fiscal 2024, our chief executive officer’s annual total compensation was $1,361,112, and the median employee’s annual total compensation was $114,331. Accordingly, our CEO Pay Ratio for fiscal 2024 was approximately 12 to 1. The methodology, assumptions, and estimates used in determining our CEO Pay Ratio are described below.
Methodology, Assumptions, and Estimates Used in Determining our CEO Pay Ratio
We selected December 31, 2024 as the date for determining the employee population used to identify the median employee. To identify the Company’s median employee, we used actual gross wages paid to each employee as of December 31, 2024. We believe this consistently applied compensation measure reasonably reflects annual compensation across the Company’s employee base. As of December 31, 2024, we had 679 employees (excluding our chief executive officer), consisting of full-time, part-time, seasonal, and temporary employees.
After identifying the Company’s median employee, we calculated the median employee’s and the chief executive officer’s annual total compensation in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.
Because Item 402(u) of Regulation S-K permits companies to use a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect a company’s employee population and compensation practices, we believe that our CEO Pay Ratio should not be used as a basis for comparison between companies. In addition, we expect our CEO Pay Ratio may vary significantly year over year due to the size of the Company and the variability in employee compensation.
Pay Versus Performance Table
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company for each of the fiscal years ended December 31, 2020, 2021, 2022, 2023, and 2024. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the “Compensation Discussion and Analysis” section above.

					Value of Initial Fixed $100 Investment Based On(7):
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO ($)(2)(3)	Average Summary Compensation Table Total for non-PEO NEOs($)(4)	Average Compensation Actually Paid to non-PEO NEOs ($)(2)(4)(5)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(6)	Net Income (thousands) ($)	Revenue (thousands) ($)(8)
2024	1,361,112	(16,038,379)	6,515,975	(953,437)	62.84	134.74	54,336	1,167,221
2023	1,093,512	7,268,130	986,131	2,429,254	135.45	133.85	62,037	1,088,598
2022	68,580,072	31,304,264	9,301,761	(708,249)	113.48	133.44	30,358	786,913
2021	862,462	12,703,237	5,449,136	6,880,527	183.42	138.35	65,769	500,621
2020	987,312	19,593,349	793,843	2,978,511	154.43	111.43	46,459	344,858
______________________
(1)Mr. Schlanger served as our CEO from January 2017 to December 2021. Mr. Anevski has served as our CEO since January 1, 2022.
(2)The fair values of RSUs, PSUs, and stock options included in the CAP to our PEOs and the Average CAP to our NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report. Any changes to the RSU fair values from the grant date (for current year grants) and from prior year-end (for prior year RSU grants) are based on our updated stock price at the respective measurement dates and updated performance target projections (for PSUs). Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected option term, implied volatility of our stock over the updated expected option term, and risk-free rate assumptions. For all years presented, the meaningful increases or decreases in the year-end stock option fair value from the fair value on the grant date were primarily driven by changes in the stock price.
(3)Compensation actually paid to our PEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

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	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Summary Compensation Table Total	1,361,112	1,093,512	68,580,072	862,462	987,312
Less, value of Stock Awards and Options Awards in Summary Compensation Table	—	—	(67,568,600)	—	—
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	—	—	39,410,940	—	—
Plus/Less, year-over-year change in fair value of outstanding and unvested equity awards granted in prior years	(14,121,283)	4,879,355	(3,368,117)	5,284,970	18,392,284
Plus/Less, change in fair value from the end of the prior fiscal year to the vesting date of equity awards granted in prior years that vested in the year	(3,278,208)	1,295,263	(5,750,031)	6,555,805	213,753
Compensation Actually Paid to PEOs	(16,038,379)	7,268,130	31,304,264	12,703,237	19,593,349
(4)Non-PEO NEOs include the following for 2022, 2023, and 2024: Mr. Livingston, Mr. Schlanger, Ms. Swartz, and Mr. Sturmer. For 2021, the non-PEO NEOs include Mr. Anevski, Mr. Livingston, Ms. Bealer, and Ms. Greenbaum. For 2020, the non-PEO NEOs include Mr. Anevski, Ms. Ajmani, Ms. Bealer, Ms. Greenbaum, and Mr. Livingston.
(5)Average compensation actually paid to our non-PEO NEOs represents the average “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
Average Summary Compensation Table Total	6,515,975	986,131	9,301,761	5,449,136	793,843
Less, average value of Stock Awards and Options Awards in Summary Compensation Table	(5,872,570)	(324,669)	(8,766,978)	(4,777,735)	(188,928)
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	3,205,690	328,179	5,604,053	3,820,260	360,083
Plus/Less, average year-over-year change in fair value of outstanding and unvested equity awards granted in prior years	(2,751,154)	938,008	(3,796,209)	1,617,046	4,340,920
Plus, average fair value of equity awards granted and vested in the year	—	—	—	—	27,950
Plus/Less, change in fair value from the end of the prior fiscal year to the vesting date of equity awards granted in prior years that vested in the year	(2,051,378)	501,605	(3,050,876)	1,950,757	(75,463)
Less, average fair value of equity awards granted in prior years that failed to meet vesting conditions in the year	—	—	—	(1,178,937)	(2,279,894)
Average Compensation Actually Paid to non-PEO NEOs	(953,437)	2,429,254	(708,249)	6,880,527	2,978,511
(6)The peer group used for this purpose is Standard & Poor’s 500 Health Care Index, which is one of the peer groups reported in our Annual Report on Form 10-K pursuant to Item 201(e) of Regulation S-K.
(7)The total shareholder return and peer group total shareholder return are four year cumulative returns assuming an initial fixed investment of $100 and that all dividends, if any, were reinvested.
(8)Revenue is a GAAP measure. The Company selected revenue as the Company-Selected Measure because it is an important financial measure that helps link CAP to the Company’s NEOs to the Company’s performance for the most recently completed fiscal year. Specifically, revenue is used as a performance metric in our long-term equity incentive program for our PSUs, which are eligible to be earned based on achievement of specific revenue targets over a five-year performance period.
Narrative Disclosure to Pay Versus Performance Table
Relationship between Financial Performance Measures
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs with (i) our five-year cumulative TSR, (ii) our five-year Peer Group TSR, (iii) our net income, and (iv) our revenue, in each case, for the fiscal years ended December 31, 2020, 2021, 2022, 2023, and 2024. TSR amounts reported in the graph assume an initial fixed investment of $100 and that all dividends, if any, were reinvested.

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44

Pay Versus Performance Tabular List
We believe the following performance measure represents the most important financial performance measures used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2024:
a.Revenue.
The list only includes one financial performance measure, revenue, because that was the only financial performance measure used in 2024. In the “Compensation Discussion and Analysis” above, we describe how our compensation programs are effective at incentivizing and retaining our executives and closely aligning the interests of our senior management team with those of our stockholders.

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Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of December 31, 2024. Information is provided for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column) (#)
Equity compensation plans approved by security holders	22,540,283(1)	$34.76	8,713,969(2)
Equity compensation plan not approved by security holders	—	—	—
Total	22,540,283	$34.76	8,713,969
______________________
(1)This amount includes the following:
(a)18,619,906 shares to be issued upon the exercise of outstanding stock options, of which 48,118 were granted from the Progyny Inc. 2008 Stock Plan with a weighted-average exercise price of $1.40, 3,823,292 were granted from the 2017 Plan with a weighted-average exercise price of $3.51, and 14,748,496 were granted from the 2019 Plan with a weighted-average exercise price of $43.22.
(b)3,920,377 shares subject to RSUs that were granted under the 2019 Plan. Since these awards have no exercise price, they are not included in the weighted-average exercise price calculation.
(2)Includes 3,602,455 shares available for issuance under the 2019 Plan as of December 31, 2024. In October 2019, the Company’s board of directors and stockholders adopted and approved the 2019 Plan as the successor to the 2017 Plan. Under the 2019 Plan, an annual increase to the number of shares issuable is automatically added on January 1 of each year for a period of ten years commencing on January 1, 2020 and ending on (and including) January 1, 2029 in an amount equal to (i) 4% the total number of shares of common stock outstanding on December 31 of the preceding year or (ii) such lesser number of shares as the board of directors may provide.
Also includes 5,111,514 shares available for issuance under the ESPP as of December 31, 2024 (of which 35,782 shares were issued with respect to the purchase period in effect as of December 31, 2024, which purchase period ended on January 31, 2025). Under the ESPP, an annual increase to the number of shares issuable is automatically added on January 1 of each year from January 1, 2021 through January 1, 2029 by the lesser of (a) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year and (b) 2,500,000 shares; provided that prior to the date of any such increase, our board of directors may determine that such increase will be less than the amounts set forth in clauses (a) and (b).

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DIRECTOR COMPENSATION
Non-Employee Director Compensation Policy
Our board of directors has adopted a non-employee director compensation policy, last amended in November 2021, which is designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. Under the policy, each non-employee director will be paid cash compensation as set forth below. Amounts for service as the chair of the board of directors or a committee thereof are in addition to the amount for service as a member of our board of directors.

Position	Annual Retainer ($)
Board of Directors	40,000
Board of Directors Independent Chair or Lead Independent Director	25,000
Audit Committee Chair	20,000
Compensation Committee Chair	10,000
Nominating and Corporate Governance Committee Chair	7,500
In addition to cash compensation, each of our non-employee directors are awarded initial option grants in the amounts set forth below upon their election or appointment to our board of directors. Amounts for service as the chair of the board of directors or a committee thereof are in addition to the amount for service as a member of our board of directors. Twenty-five percent (25%) of the shares underlying the initial option grant vest on the first anniversary of the date of the director’s initial election or appointment, with the remaining shares vesting in equal quarterly installments thereafter until the fourth anniversary of the date of the director’s initial election or appointment, subject to the director’s continued service on each vesting date.

Position	Initial Grant (#)
Board of Directors	44,000
Board of Directors Independent Chair or Lead Independent Director	8,800
Audit Committee Chair	6,600
Compensation Committee Chair	4,400
Nominating and Corporate Governance Committee Chair	2,200
Under our non-employee director compensation policy, directors are also eligible to receive annual equity awards consisting of stock options and RSUs. In November 2021, the non-employee director compensation policy was amended so that (i) commencing with the Company’s 2023 annual stockholders meeting, annual equity grants are awarded at each annual stockholders meeting instead of October of each fiscal year and (ii) such annual grants are reflected as dollar values rather than a fixed number of shares. The aggregate grant date values of the annual equity awards are set forth below. In each case, the annual equity awards vest on the first anniversary of the grant date, subject to the director’s continued service on the vesting date.

Position	Annual Grant (Options) ($)	Annual Grant (RSUs) ($)
Board of Directors	338,587	139,750
Board of Directors Independent Chair or Lead Independent Director	54,174	55,900
Audit Committee Chair	40,631	27,950
Compensation Committee Chair	27,101	27,950
Nominating and Corporate Governance Committee Chair	13,544	27,950
Limit on Non-Employee Director Compensation
Pursuant to the Company’s stockholder-approved equity compensation plan, the sum of the aggregate fair market value of all equity-based grants and cash fees paid to a single non-employee director for service as a non-employee director will not exceed (i) $750,000 in total value or (ii) in the event a non-employee director is first appointed or elected to the board of directors during such calendar year, $1,000,000 in total value.

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The following table sets forth information about the compensation earned by our non-employee directors for their service as a non-employee director for the year ended December 31, 2024.
2024 Director Compensation Table(6)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Beth Seidenberg, M.D.	58,800(2)	195,643(3)	392,759(3)	647,202
Fred Cohen, M.D., D.Phil.	50,000	167,678	365,687	583,365
Lloyd Dean	40,000(4)	139,741	338,585	518,326
Kevin Gordon	40,000	139,741	338,585	518,326
Roger Holstein	40,000(5)	139,741	338,585	518,326
Jeff Park	62,500	167,678	379,208	609,386
Norman Payson, M.D.	47,500	167,678	352,121	567,299
Cheryl Scott	40,000	139,741	338,585	518,326
______________________
(1)Amounts reported represent the aggregate grant date fair value of stock options and RSUs granted to our directors in 2024 (fractional shares are not issued to non-employee directors). These shares are calculated in accordance with ASC Topic 718, with stock options valued using Black-Scholes, excluding the estimated effect of forfeitures. The underlying assumptions for these calculations can be found in Note 10 of our audited consolidated financial statements included in the Annual Report. These reported values do not necessarily reflect the actual economic value directors may realize from these awards.
(2)Pursuant to the non-employee director compensation policy, directors have the option to receive their annual cash compensation in the form of stock options. Dr. Seidenberg chose to have 100% of her retainer for the period from May 24, 2023 to May 23, 2024 paid in this manner. As such, the total fees earned for services performed in 2024 includes 1,283 shares issuable upon the exercise of stock options that were granted on May 24, 2023 with an exercise price of $38.24 and fully vested on May 24, 2024.
(3)Dr. Seidenberg resigned from the board of directors, effective November 25, 2024. In accordance with the terms of her applicable award agreements and the 2019 Plan, she forfeited her unvested stock options and unvested RSUs following her resignation from the board of directors.
(4)Pursuant to the non-employee director compensation policy, directors have the option to receive their annual cash compensation in the form of stock options. Mr. Dean chose to have a 100% of his retainer for the period from May 24, 2023 to May 23, 2024 paid in this manner. As such, the total fees earned for services performed in 2024 includes 790 shares issuable upon the exercise of stock options that were granted on May 24, 2023 with an exercise price of $38.24 and fully vested on May 24, 2024.
(5)Pursuant to the non-employee director compensation policy, directors have the option to receive their annual cash compensation in the form of stock options. Mr. Holstein chose to have 100% of his retainer for the period from May 24, 2023 to May 23, 2024 paid in this manner. As such, the total fees earned for services performed in 2024 includes 790 shares issuable upon the exercise of stock options that were granted on May 24, 2023 with an exercise price of $38.24 and fully vested on May 24, 2024.
(6)Mr. Anevski and Mr. Schlanger are not included in this table because each executive is an employee of the Company and receives no additional compensation for their service as a director. The compensation paid to Mr. Anevski and Mr. Schlanger as employees of the Company is set forth in the Summary Compensation Table above.

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The table below shows the aggregate number of option awards (exercisable and unexercisable) and stock awards held as of December 31, 2024 by each non-employee director who was serving as of December 31, 2024.

Name	Options Outstanding at Fiscal Year End (Exercisable)	Options Outstanding at Fiscal Year End (Unexercisable)	Restricted Stock Units Outstanding at Fiscal Year End(1)
Lloyd Dean	44,331	42,462	5,147
Fred Cohen, M.D., D.Phil.	128,547	25,070	6,176
Kevin Gordon	115,148	23,212	5,147
Roger Holstein	92,155	23,212	5,147
Jeff Park	139,064	25,997	6,176
Norman Payson, M.D.	163,018	24,140	6,176
Cheryl Scott	115,148	23,212	5,147
______________________
(1)All RSUs were unvested as of December 31, 2024 and will fully vest on May 23, 2025, subject to continued service.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information about the ownership of our common stock as of the Record Date by:
•Each person or entity known by us to be beneficial owners of more than five percent (5%) of our common stock;
•Each of our directors;
•Each of our named executive officers; and
•All of our executive officers and directors as a group.
We have determined beneficial ownership in accordance with the rules of the SEC. Under these rules, beneficial ownership includes any shares of common stock as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to stock options held by such person that are currently exercisable or will become exercisable within 60 days of the Record Date are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.
Unless otherwise noted, the address of all listed stockholders is c/o Progyny, Inc., 1359 Broadway, 2nd Floor, New York, New York 10018.
Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by such stockholder unless otherwise noted, subject to community property laws where applicable.

Beneficial Owner	Beneficial Ownership(1)
	Common Stock
	Number of Shares	Percent of Total
Greater than 5% Stockholders
BlackRock, Inc.(2)	14,029,337	16.4%
The Vanguard Group(3)	8,757,684	10.2%
TPG Biotechnology Partners III, L.P.(4)	6,877,539	8.0%
KPCB XIII(5)	5,074,615	5.9%
Directors and Named Executive Officers
Peter Anevski(6)	2,798,554	3.3%
Fred E. Cohen, M.D. D.Phil.(7)	176,310	*
Lloyd Dean(8)	81,994	*
Kevin Gordon(9)	153,361	*
Roger Holstein(10)	129,278	*
Mark Livingston(11)	436,313	*
Debra Morris	—	—
Jeff Park(12)	187,754	*
Norman Payson, M.D.(13)	604,790	*
David Schlanger(14)	2,183,457	2.5%
Cheryl Scott(15)	148,458	*
Michael Sturmer(16)	1,083,263	1.3%
Allison Swartz(17)	133,252	*
All executive officers and directors as a group (13 persons)(18)	8,116,784	9.4%
______________________
*Represents beneficial ownership of less than 1%.
(1)This table is based on information provided by our executive officers, directors, and principal stockholders and Schedules 13D and 13G (and amendments thereto) filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 85,668,392 shares outstanding on the Record Date.
(2)Based solely on a Schedule 13G/A filed with the SEC on November 8, 2024 indicating that BlackRock, Inc. (“BlackRock”) has sole voting power with respect to 13,636,852 shares, shared voting power with respect to no shares, sole dispositive power with respect to 14,029,337 shares, and shared dispositive power with respect to no shares. The principal address of BlackRock is 50 Hudson Yards, New York, NY 10001.
(3)Based solely on a Schedule 13G/A filed with the SEC on December 6, 2024 indicating that The Vanguard Group (“Vanguard”) had sole voting power with respect to no shares, shared voting power with respect to 159,184 shares, sole dispositive power with respect to 8,504,512 shares, and shared dispositive power with respect to 253,172 shares. The principal business address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(4)Based solely on a Schedule 13G/A filed with the SEC on November 14, 2024. Consists of 6,877,539 shares of common stock directly held by TPG Biotechnology Partners III, L.P., a Delaware limited partnership (“TPG Biotech III”). TPG GP A, LLC, a Delaware limited liability company (“TPG GP A”), is the managing member of each of (a) TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Group Holdings (SBS), L.P., a Delaware limited partnership; and (b) Alabama Investments (Parallel) GP, LLC, a Delaware limited liability company, which is the general partner of each of (i) Alabama Investments (Parallel), LP, a Delaware limited partnership, (ii) Alabama Investments (Parallel) Founder A, LP, a Delaware limited partnership, and (iii) Alabama Investments (Parallel) Founder G, LP, a Delaware limited partnership, which, collectively with TPG Group Holdings (SBS), L.P., Alabama Investments (Parallel), LP, and Alabama Investments (Parallel) Founder A, LP, holds 100% of the shares of Class B common stock (which represents a majority of the combined voting power of the common stock) of TPG Inc., a Delaware corporation, which is the sole member of TPG GPCo, LLC, a Delaware limited liability company, which is the sole member of TPG Holdings II-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group II, L.P., a Delaware limited partnership, which is the sole member of TPG Holdings I-A, LLC, a Delaware limited liability company, which is the general partner of TPG Operating Group I, L.P., a Delaware limited partnership, which is the sole member of TPG Biotechnology GenPar III Advisors, LLC, a Delaware limited liability company, which is the general partner of TPG Biotechnology GenPar III, L.P., a Delaware limited partnership, which is the general partner of TPG Biotech III. Because of TPG GP A’s relationship to TPG Biotech III, TPG GP A may be deemed to be the beneficial owner of the securities held by TPG Biotech III. TPG GP A is owned by entities owned by Mr. Bonderman, Mr. Coulter, and Mr. Winkelried. Because of the relationship of Mr. Bonderman, Mr. Coulter, and Mr. Winkelried to TPG GP A, each of Mr. Bonderman, Mr. Coulter, and Mr. Winkelried may be deemed to be the beneficial owners of the shares of common stock held TPG Biotech III. Mr. Bonderman, Mr. Coulter, and Mr. Winkelried disclaim beneficial ownership of such shares of common stock held by TPG Biotech III, except to the extent of their pecuniary interest therein. The address of TPG Biotech III is c/o TPG Inc., 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102.
(5)Based solely on a Schedule 13G/A filed with the SEC on February 14, 2024. Consists of 5,074,615 shares held by Kleiner Perkins Caufield & Byers XIII, LLC (“KPCB XIII”). The managing member of KPCB XIII, KPCB XIII Associates, LLC, may be deemed to have sole voting and sole dispositive power with respect to these shares. The principal business address of KPCB XIII is c/o Kleiner Perkins Caufield & Byers, 2750 Sand Hill Road, Menlo Park, CA 94025.
(6)Consists of (a) 2,534,205 shares issuable upon the exercise of stock options within 60 days of the Record Date, (b) 15,625 RSUs vesting within 60 days of the Record Date, (c) 248,723 shares held by Mr. Anevski, and (d) 1 share held by PECO ANEVSKI 2020 SD LLC.
(7)Consists of (a) 153,617 shares issuable upon the exercise of stock options within 60 days of the Record Date, (b) 6,176 RSUs vesting within 60 days of the Record Date, and (c) 16,517 shares held by Dr. Cohen.
(8)Consists of (a) 70,293 shares issuable upon the exercise of stock options within 60 days of the Record Date, (b) 5,147 RSUs vesting within 60 days of the Record Date, and (c) 6,554 shares held by Mr. Dean.
(9)Consists of (a) 138,360 shares issuable upon the exercise of stock options within 60 days of the Record Date, (b) 5,147 RSUs vesting within 60 days of the Record Date, and (c) 9,854 shares held by the Kevin Gordon Revocable Declaration of Trust U/A/D 9/3/2013, of which Mr. Gordon serves as trustee.
(10)Consists of (a) 115,367 shares issuable upon the exercise of stock options within 60 days of the Record Date, (b) 5,147 RSUs vesting within 60 days of the Record Date, and (c) 8,764 shares held by Mr. Holstein.
(11)Consists of (a) 422,437 shares issuable upon the exercise of stock options within 60 days of the Record Date and (b) 13,876 shares held by Mr. Livingston.
(12)Consists of (a) 165,061 shares issuable upon the exercise of stock options within 60 days of the Record Date, (b) 6,176 RSUs vesting within 60 days of the Record Date, and (c) 16,517 shares held by Mr. Park.
(13)Consists of (a) 187,158 shares issuable upon the exercise of stock options within 60 days of the Record Date, (b) 6,176 RSUs vesting within 60 days of the Record Date, (c) 7,865 shares held by Dr. Payson, (d) 281,098 shares held by Norman C. Payson and Melinda B. Payson, Trustees of The Norman C. and Melinda B. Payson Revocable Trust, and (e) 122,493 shares held by EVO Eagle, LLC. Dr. Payson shares voting and dispositive power over the shares held by EVO Eagle, LLC.
(14)Consists of (a) 2,014,609 shares issuable upon the exercise of stock options within 60 days of the Record Date, (b) 5,250 RSUs vesting within 60 days of the Record Date, and (c) 163,598 shares held by Mr. Schlanger.
(15)Consists of (a) 138,360 shares issuable upon the exercise of stock options within 60 days of the Record Date, (b) 5,147 RSUs vesting within 60 days of the Record Date, and (c) 4,951 shares held by Ms. Scott.
(16)Consists of (a) 962,500 shares issuable upon the exercise of stock options within 60 days of the Record Date and (b) 120,763 shares held by Mr. Sturmer.
(17)Consists of (a) 109,692 shares issuable upon the exercise of stock options within 60 days of the Record Date and (b) 23,560 shares held by Ms. Swartz.
(18)Consists of (a) 1,045,134 shares, (b) 7,011,659 shares issuable upon the exercise of stock options, and (c) 59,991 RSUs vesting within 60 days of the Record Date.

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DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors, and persons who beneficially own more than ten percent (10%) of our common stock to file reports of their ownership and changes in their ownership of our common stock with the SEC. To the best of our knowledge, based solely on a review of copies of such reports, and any amendments thereto, filed with the SEC and written representations by our executive officers and directors, all required Section 16 reports were filed on a timely basis for the year ended December 31, 2024, except that Mr. Livingston, Mr. Sturmer, and Ms. Swartz each filed one late Form 4 on April 3, 2024 each reporting one transaction.

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TRANSACTIONS WITH RELATED PERSONS
The following is a summary of transactions since January 1, 2024 in which we have been a participant and the amount involved exceeded or will exceed $120,000 and any of our directors, executive officers, or holders of more than five percent (5%) of any class of our capital stock at the time of such transaction, or any members of their immediate family, had or will have a direct or indirect material interest.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our second amended and restated bylaws require us to indemnify our directors and executive officers to the fullest extent permitted by Delaware law.
Related Person Transaction Policy
We have adopted a written policy that our executive officers, directors, director nominees, beneficial owners of more than five percent (5%) of our capital stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior approval or, if not a related person transaction when originally consummated or not initially identified as a related person transaction prior to consummation, the ratification of our board of directors or our audit committee. Any request for us to enter into a transaction with an executive officer, director, director nominee, beneficial owner of more than five percent (5%) of our capital stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeds $120,000 and such person would have a direct or indirect interest must be presented to our board of directors or our audit committee for review, consideration, and approval. In approving or rejecting any such transaction, our board of directors or our audit committee considers the material facts of the transaction, including, without limitation, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.
With respect to any transactions above that were entered into prior to the adoption of the related person transaction policy, such transactions were approved by our board of directors considering similar factors to those described in the preceding paragraph.

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HOUSEHOLDING OF PROXY MATERIALS
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks, and other agents) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in extra convenience for stockholders, cost savings for companies with respect to printing and mailing costs, and a reduction in the environmental impact of annual meetings.
This year, we and a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless we receive contrary instructions from the affected stockholders. A proxy card or voting instruction form will be delivered for each of the stockholders sharing an address. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of the proxy materials and would like to request “householding,” please notify your broker or us. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. Please deliver your written request to us via mail to Progyny, Inc., 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: General Counsel, via email at investors@progyny.com, or call us at (212) 888-3124.

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OTHER MATTERS
The board of directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Allison Swartz
Allison Swartz
Executive Vice President, General Counsel and Secretary

April 11, 2025
We have filed our Annual Report with the SEC. It is available free of charge on the SEC’s website at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report at investors@progyny.com. A copy of our Annual Report is also available without charge upon written request to our Secretary at 1359 Broadway, 2nd Floor, New York, New York 10018, Attn: General Counsel or via email at investors@progyny.com.

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progyny VOTE

Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Online
Go to www.investorvote.com/PGNY or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PGNY

Using a black ink pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2025 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A The Board of Directors recommends a vote FOR all the nominees listed under Proposal 1.

1. Election of Directors:

Nominee	For	Withhold
01 - Norman Payson, M.D.	☐	☐
02 - Debra Morris	☐	☐
03 - Elizabeth Bierbower	☐	☐

B The Board of Directors recommends a vote FOR Proposal 2.

C The Board of Directors recommends a vote FOR Proposal 3.

D Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

044G3B

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The 2025 Annual Meeting of Stockholders of Progyny, Inc. will be held on
May 22, 2025 at 3:00 p.m., ET, virtually via the Internet at https://edge.media-server.com/mmc/p/zfwsupci.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Stockholders.
The Notice, Proxy Statement and Form 10-K are available at: www.edocumentview.com/PGNY

Small steps make an impact.

Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PGNY

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Progyny, Inc.

Notice of 2025 Annual Meeting of Stockholders

Proxy Solicited by the Board of Directors for the Annual Meeting of Stockholders — May 22, 2025

David Schlanger and Peter Anevski, or either of them, as proxies, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, as designated on the reverse side of this proxy card with all the powers that the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Progyny, Inc. to be held on May 22, 2025 or at any continuation, adjournment or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof. **This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.**

(Items to be voted appear on reverse side)

E Non-Voting Items

Change of Address — Please print new address below.

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